Exhibit 99.1

LOAN AND SECURITY AGREEMENT

DATED AS OF

January 4, 2022

between

TRINITY CAPITAL INC.

and

CEPTON TECHNOLOGIES, INC.

LOAN AND SECURITY AGREEMENT

THIS LOAN AND SECURITY AGREEMENT is made as of January 4, 2022 (the “Closing Date”), by and between TRINITY CAPITAL INC., a Maryland corporation (“Lender”), with its principal office at 1 North 1st Street, Floor 3, Phoenix, Arizona 85004, and CEPTON TECHNOLOGIES, INC., a Delaware corporation (“Borrower”), with offices at 399 West Trimble Road, San Jose, California 95131.

RECITALS

WHEREAS, Borrower may, from time to time, desire to borrow from Lender and Lender may, from time to time, make available to Borrower, term loans (each a “Loan” and collectively the “Loans”); and

WHEREAS, Borrower and Lender desire that this Agreement shall serve as a master agreement which sets forth the terms and conditions governing any Loan by Lender to Borrower.

NOW, THEREFORE, in consideration of the agreements and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Article 1

DEFINITIONS

As used herein, all capitalized terms shall have the meanings set forth below. All other capitalized terms used but not defined herein shall have the meaning given to such terms in the UCC. Any accounting term used but not defined herein shall be construed in accordance with GAAP and all calculations shall be made in accordance with generally accepted accounting principles; provided that all obligations of any Person that are or would have been treated as operating leases for purposes of Applicable Accounting Standards prior to the effectiveness of ASC 842 shall continue to be accounted for as operating leases for all purposes hereunder or under any other Loan Documents (whether or not such operating lease obligations were in effect on such date) notwithstanding the fact that such obligations are required in accordance with ASC 842 (on a prospective or retroactive basis or otherwise) to be treated as capital leases. The term “financial statements” shall include the accompanying notes and schedules.

“Account Control Agreement” means any deposit account control agreement or securities account control agreement in a form reasonably acceptable to Lender required to perfect Lender’s security interest in all deposit accounts and security accounts of Borrower and each of its Subsidiaries, in each case as amended, amended and restated, supplemented or otherwise modified from time to time.

“Advance” means any Loan funds advanced under this Agreement.

“Affiliate” means, with respect to any Person, any other Person that owns or controls directly or indirectly twenty percent (20%) or more of the stock of another entity of such Person, any other Person that controls or is controlled by or is under common control with such Person and each of such Person’s officers, directors, managers, joint venturers or partners. For purposes of this definition, the term “control” of a Person means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting Equity Securities, by contract or otherwise and the terms “controlled by” and “under common control with” shall have correlative meanings.

“Agreement” means this Loan and Security Agreement and all Schedules and Exhibits annexed hereto and made a part hereof, as the same may be amended, supplemented and or modified from time to time by the parties hereto and all documents and instruments executed in connection herewith.

“Amortization Date” has the meaning provided in Section 2.1(a).

Amortization Schedule” has the meaning provided in Section 2.1(a).

“Anti-Terrorism Laws” means any laws relating to terrorism or money laundering, including Executive Order No. 13224 (effective September 24, 2001), the USA PATRIOT Act, the laws comprising or implementing the Bank Secrecy Act, and the laws administered by OFAC.

“Applicable Rate” means a variable annual interest rate equal to the greater of (i) the Prime Rate plus seven percent (7.0%) or (ii) ten and three-fourths percent (10.75%).

“Blocked Person” means any Person: (a) listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224, (b) owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224, (c) with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law, (d) that commits, threatens or conspires to commit or supports “terrorism” as defined in Executive Order No. 13224, or (e) that is named a “specially designated national” or “blocked person” on the most current list published by OFAC or other similar list.

“Business Day” means a day when the banks in Phoenix, Arizona and San Jose, California are open for business.

“Change of Control” means the closing of any transaction or series of transactions by which (i) Borrower shall merge with (whether or not Borrower is the surviving entity) or consolidate into any other Person and of the Persons holding, directly or indirectly, Borrower’s outstanding capital stock immediately prior to such transaction, less than 49% of such Persons hold, directly or indirectly, the resulting surviving entity’s outstanding capital stock; provided that notwithstanding the foregoing, in no event shall the SPAC Transaction constitute a Change of Control; (ii) lease or sell substantially all of its and its Subsidiaries’ assets to any other Person; or (iii) any Person acquires (within the meaning of Rule 13d-5 under the Securities Exchange Act of 1934), directly or indirectly, 49% or more of Borrower’s outstanding capital stock other than by the sale of Borrower’s capital stock in a public offering of Borrower’s equity securities pursuant to a registration statement declared effective by the Securities Exchange Commission, the SPAC Transaction, or, subject to Lender having provided its written consent with respect to any venture capital or private equity investors that are not holders of equity of Borrower as of the Closing Date, not to be unreasonably withheld, to venture capital or private equity investors so long as Borrower identifies to Lender the venture capital or private equity investors at least seven (7) Business Days prior to the closing of the transaction and provides to Lender a description of the material terms of the transaction.

“Closing Date” has the meaning set forth in the preamble hereto.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” has the meaning provided in Article 3.

“Commitment Fee” is the fully earned and non-refundable application fee equal to one-half a percent (0.50%) of the Maximum Credit Limit.

“Commitment Termination Date” means July 01, 2022.

“Compliance Certificate” is that certain certificate in substantially the form attached hereto as Exhibit D.

“Debt” means (a) all indebtedness for borrowed money; (b) all indebtedness for the deferred purchase price of property or services (other than (i) trade payables and accrued expenses incurred in the ordinary course of business, (ii) any earn-out, purchase price adjustment or similar obligation until such obligation appears in the liabilities section of the balance sheet and (iii) any amounts being disputed in good faith by Borrower where such dispute would not cause, or be reasonably expected to cause, a Material Adverse Change); (c) all obligations evidenced by notes, bonds, debentures or other similar instruments; (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property); (e) equity securities subject to mandatory repurchase or redemption prior to the date that is 91 days after the Maturity Date (except (i) if redeemable or convertible into other equity interest that would not be subject to mandatory repurchase or redemption or (ii) as a result of a Change of Control, asset sale or similar event so long as the Obligations shall be repaid in full in cash prior to the consummation of such transaction (other than contingent indemnification obligations to the extent no claim giving rise thereto has been asserted)), (f) all obligations, contingent or otherwise, as an account party or applicant under acceptance, letter of credit or similar facilities in respect of obligations of the kind referred to in subsections (a) through (e) of this definition; and (g) all obligations of the kind referred to in subsections (a) through (f) above secured by (or which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any lien on property (including accounts and contract rights).

“Default Rate” has the meaning set forth in Section 2.2(c).

“Documentation and Funding Fees” has the meaning set forth in Section 2.1(c).

“End of Term Payment” has the meaning set forth in Section 2.8.

“Equity Securities” of any Person means (a) all common stock, preferred stock, participations, shares, partnership interests, membership interests or other equity interests in and of such Person (regardless of how designated and whether or not voting or non-voting) and (b) all warrants, options and other rights to acquire any of the foregoing.

“Event of Default” means any of the following events and conditions at any time, unless waived in writing by Lender, and shall constitute an Event of Default:

(a) failure on the part of Borrower to remit to Lender (i) any principal or interest amount required to be remitted under this Agreement or any Loan Documents on or before such amount is due or (ii) any fee or other amount required to be remitted under this Agreement or any Loan Documents within five Business Days of when such amount is due;

(b) failure on the part of Borrower: (i) to perform any obligation arising under Section 4.2 or to comply with any covenants of Section 4.3 or (ii) duly to keep, observe or perform in any other of its respective covenants or agreements in this Agreement or any other Loan Document, which failure continues for a period of ten (10) Business Days after the earlier of the date on which (i) a Responsible Officer of Borrower has Knowledge of such failure or (ii) written notice thereof shall have been given to Borrower by Lender.

(c) there is (i) a default in any agreement to which Borrower or any of its Subsidiaries is a party with a third party or parties resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Debt in an amount in excess of Seven Hundred and Fifty Thousand Dollars ($750,000) or that could reasonably be expected to have a Material Adverse Change; (ii) any event of default under a Material Agreement that permits the counterparty thereto to accelerate the payments owed thereunder;

(d) if any representation or warranty of Borrower made in this Agreement or in any certificate or other writing delivered pursuant hereto or any other related document is materially incorrect or misleading as of the time when the same shall have been made;

(e) any provision of this Agreement or any lien or security interest of Lender in the Collateral ceases for any reason to be valid, binding and in full force and effect in any material respect other than as expressly permitted hereunder;

(f) (i) Borrower or any of its Subsidiaries is unable to pay its debts (including trade debts) as they become due or otherwise becomes insolvent, or (ii) any bankruptcy, insolvency or other similar proceeding is filed by Borrower or any of its Subsidiaries;

(g) any involuntary bankruptcy, insolvency or other similar proceeding is filed against Borrower or any of its Subsidiaries and such proceeding or petition shall not be dismissed within forty-five (45) days after filing;

(h) any assignment is made by Borrower or any attempt by Borrower to assign any of its duties or rights hereunder, other than as permitted hereunder;

(i) [reserved];

(j) (i) if any material portion of Borrower’s or any of its Subsidiaries’ assets (A) is attached, seized, subjected to a writ or distress warrant, or is levied upon or (B) comes into the possession of any trustee, receiver or person acting in a similar capacity and such attachment, seizure, writ or distress warrant or levy has not been removed, discharged or rescinded within ten (10) days (provided no Loans will be made during such cure period), (ii) if Borrower or any of its Subsidiaries is enjoined, restrained or in way prevented by court order from continuing to conduct all or any material part of its business affairs, (iii) if a judgment or other claim becomes a lien or encumbrance upon any material portion of Borrower’s or any of its Subsidiaries’ assets and such lien is not discharged within ten (10) days, or (iv) if a notice of lien, levy or assessment if filed of record with respect to any material portion of Borrower’s or any of its Subsidiaries’ assets by the United States government, or any department agency or instrumentality thereof, or by any state, county municipal, or governmental agency, and the same is not paid within ten (10) days after Borrower or any Subsidiary receives notice thereof (provided no Loans will be made during such cure period); provided that none of the foregoing shall constitute an Event of Default where such action or event is stayed or an adequate bond has been posted pending a good faith contest by Borrower;

(k) [reserved];

(l) if Borrower or any Subsidiary shall breach any term of any Warrant or any other Loan Document, which continues for a period of ten (10) Business Days after the such breach;

(m) if Borrower shall breach any term of the Participation Rights Agreement, which continues for a period of ten (10) Business Days after the such breach;

(n) if any of the Loan Documents shall cease to be, or Borrower shall assert that any of the Loan Documents is not, a legal, valid and binding obligation of Borrower enforceable in accordance with its terms;

(o) if there occurs a Material Adverse Change to Borrower;

(p) there is a Change of Control, unless, as a condition to the closing of such Change of Control the Obligations will be paid in full;

(q) [reserved];

(r) one or more directors on the Borrower’s board of directors resigns in anticipation of the Borrower’s insolvency, without the prior written consent of Lender which may be withheld in Lender’s sole discretion; or

(s) a final, non-appealable judgment which is not covered by insurance is entered against Borrower or any Subsidiary for an amount in excess of Seven Hundred and Fifty Thousand Dollars ($750,000), which is not paid, discharged, bonded or stayed within twenty (20) days of entry (provided that no Loans will be made during such cure period).

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“GAAP” means generally accepted accounting principles, consistently applied, as in effect from time to time in the United States.

“Good Faith Deposit” is the fully earned and non-refundable deposit in the amount of Twenty Thousand Dollars $30,000, which will be applied toward the Documentation and Funding Fees on the Closing Date.

“Governmental Approval” is any consent, authorization, approval, order, license, franchise, permit, certificate, accreditation, registration, filing or notice, of, issued by, from or to, or other act by or in respect of, any Governmental Authority.

“Governmental Authority” is any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization.

“Intellectual Property” means any and all intellectual property, including copyrights, copyright licenses, patents, patent licenses, trademarks, trademark licenses, technology, know-how and processes, all rights therein, and all rights to sue at law or in equity for any past present or future infringement, violation, misuse, misappropriation or other impairment thereof, whether arising under United States, multinational or foreign laws or otherwise, including the right to receive injunctive relief and all proceeds and damages therefrom.

“Interest Only Period” the period from and including the date of the first Advance of the Tranche A Loan through but excluding the twenty-fifth (25th) month anniversary from such Advance.

“Investment” means the purchase or acquisition of any capital stock, equity interest, or any obligations or other securities of, or any interest in, any Person, or the extension of any advance, loan, extension of credit or capital contribution to, or any other investment in, or deposit with, any Person.

“IP Security Agreement” shall have the meaning set forth in Section 3.6.

“Key Person” is each of Jun Pei, Winston Fu, and Mark McCord.

“Knowledge” or “Knowledge of Borrower” means the actual knowledge of the chief executive officer, chief operating officer or chief technology officer of Borrower and such knowledge that would be obtained upon due inquiry and reasonable investigation by such Persons.

“Lender’s Expenses” means all reasonable, documented costs or expenses (including attorneys’ fees and expenses) incurred in connection with the preparation, negotiation, documentation, drafting, amendment, modification, administration, perfection and funding of the Loan Documents; and all of Lender’s documented attorneys’ fees, costs and expenses incurred in enforcing or defending the Loan Documents (including fees and expenses of appeal or review) and the rights of Lender in and to the Loans and the Collateral or otherwise hereunder, including the exercise of any rights or remedies afforded hereunder or under applicable law, whether or not suit is brought, whether before or after bankruptcy or insolvency, including all fees and costs incurred by any Lender in connection with such Lender’s enforcement of its rights in a bankruptcy or insolvency proceeding filed by or against Borrower, any Subsidiary or their respective Property.

“Lender Shares” shall mean the shares or preferred shares of the stock or other securities of Borrower that Lender has the right to purchase and may purchase under the terms of the Participation Rights Agreement and the Warrant.

“Loan” or “Loans” has the meaning set forth in the preamble above.

“Loan Documents” means this Agreement, the Notes (if any), the Warrant, the Participation Rights Agreement, every Account Control Agreement, any intercreditor agreement, subordination agreement, pledge agreement, and mortgage, any landlord waivers and bailee waivers, the Perfection Certificate, each Compliance Certificate, each Loan Payment Request Form and every other document evidencing, securing or relating to the Loans, in each case as amended, amended and restated, supplemented or otherwise modified from time to time.

“Loan Payment Request Form” is that certain form attached hereto as Exhibit E.

“Material Adverse Change” means (i) a change or occurrence that results in a materially adverse effect on the business, condition (financial or otherwise), operations, performance or Property of Borrower, (ii) a material impairment of the ability of Borrower to perform its obligations under or remain in compliance with this Agreement and the other Loan Documents, or any documents executed in connection therewith, or (iii) a material impairment in the perfection or priority of Lender’s lien in the Collateral .

“Material Agreement” is any license, agreement or other contractual arrangement between Borrower or any of its Subsidiaries and with a Person or Governmental Authority whereby the termination of such agreement would, or would be reasonably expected to cause, a Material Adverse Change.

“Maturity Date” means 48 months from the first Payment Date.

“Maximum Credit Limit” means Twenty-Five Million Dollars ($25,000,000).

“Notes” means a promissory note or notes in the form of Exhibit A hereto.

“Obligations” means all present and future obligations owing by Borrower to Lender governed or evidenced by the Loan Documents whether or not for the payment of money, whether or not evidenced by any note or other instrument, whether direct or indirect, absolute or contingent, due or to become due, joint or several, primary or secondary, liquidated or unliquidated, secured or unsecured, original or renewed or extended, whether arising before, during or after the commencement of any bankruptcy case in which Borrower is a debtor (specifically including interest accruing after the commencement of any bankruptcy, insolvency or similar proceeding with respect to Borrower, whether or not a claim for such post-commencement interest is allowed), including but not limited to any obligations arising pursuant to letters of credit or acceptance transactions or any other financial accommodations; provided that the Obligations shall not include any obligations or liabilities under the Warrant or the Participation Rights Agreement.

“Operating Documents” are, for any Person, such Person’s formation documents, as certified by the Secretary of State (or equivalent agency) of such Person’s jurisdiction of organization on a date that is no earlier than thirty (30) days prior to the Closing Date, and, (a) if such Person is a corporation, its bylaws in current form, (b) if such Person is a limited liability company, its limited liability company agreement (or similar agreement), and (c) if such Person is a partnership, its partnership agreement (or similar agreement), each of the foregoing with all current amendments or modifications thereto.

“Participation Rights Agreement” means that certain Participation Rights Agreement between Lender and Borrower dated as of the Closing Date entitling Lender to purchase shares of the capital stock of Borrower, in a form acceptable to Lender in its sole discretion, as amended, amended and restated, supplemented, or otherwise modified from time to time.

“Payment Date” means the first (1st) day of each month, or if such day is not a Business Day, the next Business Day.

“Perfection Certificate” means the perfection certificate delivered to Lender dated as of the Closing Date, and as subsequently modified for supplemented from time to time pursuant to the terms of this Agreement

“Permitted Acquisition” means the purchase or other acquisition by Borrower or any Subsidiary of Borrower of all or substantially all of the assets, line of business or Equity Securities of a Person, including but not limited to by merger, consolidation, or other similar transaction (provided that in the case of a merger, such Borrower or such Subsidiary is the surviving entity), in each case, so long as:

(a) no Default or Event of Default shall have occurred and be continuing or would result from the consummation of such proposed acquisition;

(b) such proposed acquisition is consensual and the assets being acquired or the Person whose Equity Securities are being acquired, are useful in or engaged in, as applicable, the business of the Borrowers or its Subsidiaries;

(c) Borrower has provided Lender with written notice of the proposed acquisition where the consideration therefor exceeds $1,000,000 at least twenty (20) Business Days (or such shorter period of time acceptable to the Lender) prior to the anticipated closing date thereof and has delivered to Lender copies of the substantially final acquisition agreement and other material documents relative to the proposed acquisition (the “Acquisition Documents”);

(h) no Debt will be incurred, assumed, or would exist with respect to Borrower or any of its Subsidiaries as a result of such acquisition, other than Debt permitted under Section 4.3(k) hereof and no liens will be incurred, assumed, or would exist with respect to the assets of Borrower or any of its Subsidiaries as a result of such acquisition other than liens permitted under Section 4.3(b) hereof; and

(j) Borrower and any applicable Subsidiaries are in compliance with the provisions of Section 4.3(i) as, when and to the extent required thereby with respect to any such Person so acquired; and

(k) Lender has provided its written consent, in its sole discretion, to the transaction and the Acquisition Documents.

“Permitted Debt” means and includes:

(a) Debt of Borrower to Lender under this Agreement;

(b) indebtedness to trade creditors incurred in the ordinary course of business;

(c) indebtedness secured by Permitted Liens;

(d) indebtedness secured from the endorsements of instruments in the ordinary course of business;

(e) Debt of Borrower existing on the Closing Date and set forth on the Perfection Certificate;

(f) intercompany Debt among the Borrower and its Subsidiaries to the extent permitted by Section 4.3(l);

(g) indebtedness incurred in the ordinary course of business to finance insurance premiums;

(h) indebtedness incurred in the ordinary course of business in respect of netting services, overdraft protections, employee credit card programs, automatic clearinghouse arrangements and other similar services in connection with cash management and deposit accounts

(i) indebtedness in connection with the honoring of a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business;

(j) guarantees of Debt of directors, officers and employees of any of the Borrower or any of its Subsidiaries in respect of expenses of such Persons in connection with ordinary course of business purposes not to exceed Seven Hundred and Fifty Thousand Dollars ($750,000);

(k) unsecured Debt not included in any other clause of this definition of “Permitted Debt” in an aggregate principal amount not to exceed Seven Hundred and Fifty Thousand Dollars ($750,000);

(l) indebtedness representing deferred compensation or stock-based compensation to employees of the Borrower and its Subsidiaries;

(m) indebtedness issued by Borrower or any Subsidiary to current or former officers, directors or employees to finance the purchase or redemption of Equity Securities of Borrower not to exceed Seven Hundred and Fifty Thousand Dollars ($750,000);

(n) unsecured Indebtedness in connection with trade credit, corporate credit cards, purchasing cards or bank card products not to exceed Seven Hundred and Fifty Thousand Dollars ($750,000);

(o) indebtedness assumed in connection with any Permitted Acquisition or Permitted Investment, so long as such Indebtedness (i) was not incurred in connection with, or in anticipation of, such Acquisition or Investment and (ii) is at all times subordinated to the Obligations, and (y) Indebtedness incurred in connection with any Permitted Acquisition or Permitted Investment to finance all or a portion of the consideration therefor, so long as such Indebtedness (i) does not exceed in the aggregate at any time outstanding an amount acceptable to Lender and (ii) is at all times subordinated to the Obligations;

(p) indebtedness of Borrower or any of its Subsidiaries with respect to letters of credit, bank guarantees, bankers' acceptances, warehouse receipts or similar instruments outstanding and to the extent secured, secured solely by cash or Cash Equivalents, in each case entered into in the ordinary course of business not to exceed Seven Hundred and Fifty Thousand Dollars ($750,000) in the aggregate;

(q) indebtedness subordinated to the prior payment in full of the Obligations pursuant to the terms of a subordination agreement reasonably acceptable to Lender;

(r) any obligation of that Person to pay an earn-out payment, milestone payment or similar contingent payment or contingent compensation (including purchase price adjustments) to a counterparty incurred or created in connection with a Permitted Acquisition, Permitted Disposition or Permitted Investment or other transaction not otherwise prohibited hereunder;

(s) indebtedness with respect to workers’ compensation claims, payment obligations in connection with health, disability or other types of social security benefits, unemployment or other insurance obligations, reclamation and statutory obligations or (ii) Indebtedness related to employee benefit plans, including annual employee bonuses, accrued wage increases and 401(k) plan matching obligations; in each case, incurred in the ordinary course of business; and

(t) extensions, refinancings, modifications, amendments and restatements of any items of Permitted Debt, including all reasonable and customary premiums, interest, fees, expenses, and charges under subsections (a)-(t) above; provided that the principal amount thereof is not increased (other than by the amount of any premiums, interest, fees, expenses or charges incurred in connection therewith) or the terms thereof are not modified to impose materially more burdensome terms upon Borrower.

“Permitted Disposition” means

(a) the sale or disposition of any Property no longer useful in its business;

(b) the disposition of any obsolete or worn-out Property in the ordinary course of business;

(c) the sale of inventory in the ordinary course of business;

(d) the sale of assets with a fair market value of less than Seven Hundred and Fifty Thousand Dollars ($750,000);

(e) the Borrower and each of its Subsidiaries may sell or otherwise dispose of assets acquired pursuant to a Permitted Acquisition so long as such assets are not necessary to its business;

(f) dispositions of cash and cash equivalents, including to make payments, in the ordinary course of business and not for any purpose prohibited by this Agreement;

(g) Borrower and each of its Subsidiaries may abandon Intellectual Property rights in the ordinary course of business to the extent such rights are unnecessary for use in, and not material to the conduct of, its business;

(h) termination of leases and subleases no longer necessary for the conduct its business;

(i) sell or otherwise dispose of property, for reasonably equivalent value, to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property substantially contemporaneously acquired or (ii) all net proceeds of such sale or disposition are promptly applied to the purchase price of such replacement property, in each case to the extent necessary or useful in its business;

(j) the Borrower and each of its Subsidiaries may sell or otherwise dispose of assets to or among the Borrower or any of its Subsidiaries so long as such transaction is otherwise permitted pursuant to this Agreement; and

(k) to the extent constituting a disposition, Permitted Investments and Permitted Liens.

“Permitted Investment” means

(a) Deposits and deposit accounts (which shall be subject to Account Control Agreements to the extent required herein) with commercial banks organized under the laws of the United States or a state thereof to the extent: (i) the deposit accounts of each such institution are insured by the Federal Deposit Insurance Corporation up to the legal limit; and (ii) each such institution has an aggregate capital and surplus of not less than One Hundred Million Dollars ($100,000,000);

(b) (i) Investments in marketable direct obligations issued or unconditionally guaranteed by the United States or its agency of any State maturing not more than one (1) year from the date of issuance, (ii) commercial paper maturing no more than 1 year after its creation and having the highest rating from either Standard & Poor’s Rating Service or Moody’s Investors Service, Inc. and (iii) investments permitted by Borrower’s investment policy, as amended from time to time, provided such investment policy (and such amendments thereto) has been approved by Lender in writing (which approval shall not be unreasonably withheld, conditioned, or delayed)

(c) Investments consisting of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of Borrower;

(d) Investments consisting of (i) travel advances and employee relocation loans and other employee loans and advances in the ordinary course of business, and (ii) loans to employees, officers, or directors relating to the purchase of equity securities of Borrower or its Subsidiaries pursuant to employee stock purchase plans or agreements approved by Borrower’s Board of Directors;

(e) Investments outstanding on the Closing Date and set forth on the Perfection Certificate;

(f) advances of payroll payments to employees in the ordinary course of business;

(g) Investments consisting of the Borrower’s Subsidiaries as of the Closing Date and such additional Subsidiaries as may be established or created in compliance with the requirements of Section 4.3(i);

(h) Borrower and any Subsidiary may make intercompany loans to, and other Investments in, such Borrower or such Subsidiary (including guarantees of such Borrower or such Subsidiary) not to exceed Seven Hundred and Fifty Thousand Dollars ($750,000);

(i) Investments consisting of accounts receivable of, or prepaid royalties and other credit extensions or advances to, customers and suppliers who are not Affiliates, in the ordinary course of business;

(j) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of business;

(k) Investments (i) consisting of or otherwise required in connection with a Permitted Acquisition (including the formation of any Subsidiary for the purpose of effectuating such Permitted Acquisition, the capitalization of such Subsidiary whether by capital contribution or intercompany loans to the extent otherwise permitted by the terms of this Agreement, related Investments in Subsidiaries necessary to consummate such Permitted Acquisition and the receipt of any non-cash consideration in such Permitted Acquisition), and (ii) consisting of earnest money or escrow deposits required in connection with a Permitted Acquisition or other acquisition of properties or assets not otherwise prohibited hereunder;

(l) Investments of any Person that (i) becomes a Subsidiary of Borrower (or of any Person not previously a Subsidiary of Borrower that is merged or consolidated with or into a Subsidiary of Borrower in a transaction permitted hereunder) after the Closing Date, or (ii) are assumed after the Closing Date by any Subsidiary of Borrower in connection with an acquisition of assets from such Person by such Subsidiary, in either case, in a Permitted Acquisition; provided, that in each case, any such Investment (x) exists at the time such Person becomes a Subsidiary of Borrower (or is merged or consolidated with or into a Subsidiary of Borrower) or such assets are acquired, (y) was not made in contemplation of or in connection with such Person becoming a Subsidiary of Borrower (or merging or consolidating with or into a Subsidiary of Borrower) or such acquisition of assets, and (z) could not reasonably be expected to result in an Event of Default;

(m) at any time after the consummation of the SPAC Transaction, Investments in connection with capital contributions to Borrower’s Subsidiaries not to exceed Five Million Dollars ($5,000,000) per fiscal year; provided that prior to such Investment, Borrower’s deposits and deposit accounts which are subject to an Account Control Agreement are equal to or greater than Forty-Five Million Dollars ($45,000,000) in the aggregate; and

(n) so long as no Event of Default shall have occurred and be continuing or could reasonably be expected to result therefrom, any other Investments in an aggregate amount not to exceed Seven Hundred and Fifty Thousand Dollars ($750,000) per fiscal year.

“Permitted Liens” means any of the following:

(a) liens outstanding on the Closing Date and set forth on the Perfection Certificate;

(b) liens for taxes and assessments not yet due and payable or, if due and payable, those being contested in good faith by appropriate proceedings and for which appropriate reserves are maintained in accordance with GAAP, if they have no priority of Lender’s security interests;

(c) statutory liens securing claims or demands of materialmen, mechanics, carriers, warehousemen, landlords, and other Persons imposed without action of such parties, provided they have no priority over any of Lender’s security interests and the aggregate amount of such liens does not at any time exceed Seven Hundred and Fifty Thousand Dollars ($750,000)

(d) easements, rights of way, restrictions, minor defects or irregularities in title or other similar liens which alone or in the aggregate do not interfere in any material way with the ordinary conduct of the business of Borrower;

(e) liens in favor or other financial institutions arising in connection with Borrower’s deposit or investment accounts held at such institutions to secure customary fees and charges (but not credit/debt relationships or margin accounts), provided that Lender has a perfected security interest in such deposit accounts;

(f) liens arising from the filing of any financing statements on operating leases, to the extent such operating leases are permitted under this Agreement;

(g) liens on cash collateral securing reimbursement obligations to Lender under letters of credit, not to exceed Seven Hundred and Fifty Thousand Dollars ($750,000) in the aggregate;

(h) licenses, sublicenses, leases and subleases granted by Borrower in the ordinary course of its business and not otherwise prohibited by this Agreement;

(i) liens to secure the payment of workers’ compensation, employment insurance, old-age pensions, social security, and other like obligation incurred in the ordinary course of business (other than liens imposed by ERISA);

(j) liens created pursuant to this Agreement and the other Loan Documents;

(k) attachment and judgment liens, to the extent and for so long as the underlying judgments and decrees do not constitute an Event of Default pursuant to this Agreement;

(l) statutory and common law landlords’ liens under leases to which Borrower or any of its Subsidiaries is a party;

(m) liens on property or assets acquired pursuant to Permitted Acquisition pursuant to Section 4.3(c), or on property or assets of a Subsidiary in existence at the time such Subsidiary is acquired provided that such liens are not incurred in contemplation or anticipation of such Permitted Acquisition, do not attach to any other asset of Borrower or any of its Subsidiaries and such liens are junior to the liens securing the Obligations (and subject to a subordination agreement reasonably acceptable to the Lender);

(n) pledges or deposits made in the ordinary course of business (other than Liens imposed by ERISA) in connection with workers’ compensation, payroll taxes, employment insurance, unemployment insurance, old-age pensions, or other similar social security legislation,

(o) liens otherwise arising by operation of law in favor of the owner or sublessor of leased premises and confined to the property rented,

(p) pledges or deposits to secure performance of tenders, bids, leases, contracts, statutory or regulatory obligations, surety and appeal bonds, government contracts, performance and return-of-money bonds and other obligations of like nature, in each case other than for borrowed money and entered into in the ordinary course of business,

(q) liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(r) liens arising out of consignment or similar arrangements for the sale of goods entered into by the Borrower or any of its Subsidiaries in the ordinary course of business; and

(s) other liens, in addition to liens permitted by clauses (a) through (r), which are purchase money security interests for new equipment financing securing aggregate debt not exceeding Seven Hundred and Fifty Thousand Dollars ($750,000) in the aggregate.

“Person or Persons” means and includes any individual, any partnership, any corporation, any business trust, any joint stock company, any limited liability company, any unincorporated association or any other entity and any domestic or foreign national, state or local government, foregoing.

“Potential Event of Default” means any event or circumstance, which, with the giving of notice or lapse of time or both, would become an Event of Default.

“Prepayment Premium” shall have the meaning set forth in Section 2.6.

“Prime Rate” means, at any time, the greater of (i) the rate of interest noted in The Wall Street Journal, Money Rates section, as the “Prime Rate”, and (ii) 3.25%. In the event that The Wall Street Journal quotes more than one rate, or a range of rates, as the Prime Rate, then the Prime Rate shall mean the average of the quoted rates. In the event that The Wall Street Journal ceases to publish a Prime Rate, then the Prime Rate shall be as announced by Lender.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, whether tangible or intangible.

“Responsible Officer” means each of the chief executive officer, the chief financial officer, the chief technology officer, president, treasurer, any vice president and the controller of Borrower, as well as any other officer or employee identified as an authorized officer in the corporate resolution delivered by Borrower to Lender in connection with this Agreement.

“Restricted License” means any license or other agreement with respect to which Borrower is the licensee and such license or agreement is material to Borrower’s business and that prohibits or otherwise restricts Borrower from granting a security interest in Borrower’s interest in such license or agreement or any other property.

“Shareholder Agreements” means, collectively, the Participation Rights Agreement and the Warrant.

“Solvent” with respect to any person or entity as of any date of determination, means that on such date (a) the present fair salable value of the property and assets of such person or entity exceeds the debts and liabilities, including contingent liabilities, of such person or entity, (b) the present fair salable value of the property and assets of such person or entity is greater than the amount that will be required to pay the probable liability of such person or entity on its debts and other liabilities, including contingent liabilities, as such debts and other liabilities become absolute and matured, (c) such person or entity does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts and liabilities, including contingent liabilities, beyond its ability to pay such debts and liabilities as they become absolute and matured, and (d) such person or entity does not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“SPAC” has the meaning set forth for such term in the definition of SPAC Transaction.

“SPAC Holdings” means an entity formed in a state within the United States that, upon the consummation of the SPAC Transaction, shall directly own one hundred percent (100%) of the issued and outstanding Equity Securities of the Borrower.

“SPAC Transaction” means the merger or business combination transaction involving Borrower, on the one hand, and the publicly traded “special purpose acquisition corporation” or “blank check company” (as defined under the Securities Exchange Act of 1934, as amended, the “SPAC”) identified as Growth Capital Acquisition Corp., or any Affiliate or Subsidiaries thereof, as described in that certain Business Combination Agreement (the “SPAC Transaction Agreement”) dated as of August 4, 2021 (the operating company surviving such transaction, the “SPAC Opco”), provided, that,

(a) the final terms of such transaction are disclosed in writing to Lender no later than thirty (30) days prior to the consummation thereof;

(b) the resulting corporate and capital structure of the SPAC Opco, SPAC Holdings, and the Borrower shall not cause, or reasonably be expected to cause, a Material Adverse Change;

(c) both immediately before and immediately after the consummation of such transaction, no Event of Default shall have occurred and be continuing or result therefrom;

(d) the transaction shall not result in the impairment of the Collateral or the Lender’s liens thereon;

(e) the jurisdiction of formation of the SPAC Opco shall be a state within the United States;

(f) (i) the SPAC Opco shall remain, or if applicable, become, a guarantor hereunder and (ii) the direct parent of the SPAC Opco shall become a guarantor hereunder, in each case contemporaneously with the consummation of the transaction and with execution of a form of guaranty reasonably satisfactory to Lender; and

(g) the Lender shall have received the final, executed documentation related to the transaction no later than five (5) days prior to the consummation thereof and such other documents, instruments, agreements and opinions reasonably requested by the Lender in connection with the transaction;

provided further, that, to the extent Borrower enters into any merger or business combination transaction other than pursuant to the SPAC Transaction Agreement, Lender shall have approved such transaction and any related transaction documents in its reasonable discretion, not to be unreasonably withheld.

“Subsidiary” as to any Person, means any corporation, partnership, limited liability company, joint venture, trust or estate of or in which more than fifty percent (50%) of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class of such corporation may have voting power upon the happening of a contingency), (b) the interest in the capital or profits of such partnership, limited liability company, or joint venture or (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

“Taxes” shall have the meaning provided in Section 2.10.

“Tranche A Documentation and Funding Fee” has the meaning provided in Section 2.1(c).

“Tranche A Loan” shall have the meaning provided in Section 2.1(b).

“Tranche B Loan” shall have the meaning provided in Section 2.1(b).

“UCC” means the Uniform Commercial Code as the same may from time to time be in effect in the State of California; provided, however, in the event, by reason of mandatory provisions of law, any and all of the attachment, perfection or priority of the security interest of Lender in and to the Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than California, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions relating to such attachment, perfection or priority and for purposes of definitions related to such provisions; provided, further, that the term “UCC” shall include Article 9 thereof as in effect on the Closing Date.

“Warrant” means the certain warrant or those certain warrants dated as of the Closing Date or issued by Borrower during the term of any Loans, in favor of Lender to purchase securities of Borrower, in a form acceptable to Lender in its sole discretion, as amended, amended and restated, supplemented, or otherwise modified from time to time.

Article 2

THE LOANS

2.1 The Loans.

(a) Subject to the terms and conditions of this Agreement, Lender hereby agrees to make Loans in a principal amount not to exceed the Maximum Credit Limit. If the aggregate outstanding principal amount of Loans at any time exceeds the Maximum Credit Limit, Borrower shall immediately repay such excess in full. The Obligations of Borrower under this Agreement shall at all times be absolute and unconditional. Borrower acknowledges and agrees that any obligation of Lender to make any Advance hereunder is strictly contingent upon the satisfaction of the conditions set forth in Sections 2.3, 2.4, and 2.5 (as applicable). For each Loan, Borrower shall make (i) commencing on the first Payment Date following the date on which such Loan is made to Borrower, payments on each Payment Date of interest only in arrears at the Applicable Rate during the Interest Only Period of such Loan, and (ii) beginning on the first Payment Date after expiration of the Interest Only Period of such Loan (the “Amortization Date”), equal monthly payments on each subsequent Payment Date in an amount determined through a calculation fully amortizing the outstanding principal balance due under each Loan at the Applicable Rate over the period from the Amortization Date applicable to such Loan through (and including) the Maturity Date of such Loan. For clarity, the payment schedule with respect to the Tranche A Loan as of the Closing Date is reflected in Exhibit B attached hereto, and Lender may update such payment schedule from time to time in accordance with the terms of the Loan Documents (as amended from time to time, the “Amortization Schedule”). In the event of any inconsistency between the Amortization Schedule and the terms of the Loan Documents (including this Section 2.1), the terms of the Loan Documents shall prevail. Borrower shall continue to comply with all of the terms and provisions hereof until all of the Obligations (other than contingent indemnification obligations) are paid and satisfied in full. After the Commitment Termination Date, no further Loans shall be available from Lender.

(b) The initial Advance hereunder, to be funded on the Closing Date upon satisfaction of the conditions in Section 2.3, shall be an amount equal to ten million dollars ($10,000,000) (the “Tranche A Loan”). Thereafter, no later than the Commitment Termination Date, upon satisfaction of the conditions set forth in Sections 2.4 and 2.5 Borrower may request up to two additional Advances, each equal to seven million five hundred thousand dollars ($7,500,000), or a single additional Advance equal to fifteen million dollars ($15,000,000) (all such Advances collectively, the “Tranche B Loan”).

(c) Lender Expenses. At the time of the Advance of the Tranche A Loan, Borrower will pay Lender for all reasonable out-of-pocket costs related to the Tranche A Loan including travel, UCC search, filing, insurance, and legal costs for the Tranche A Loan (the “Tranche A Documentation and Funding Fee”). At the time of any additional Advance of any Loans, Borrower will pay Lender for all reasonable costs related to such additional Loans, including travel, UCC search, filing, insurance, and legal costs. The Tranche A Documentation and Funding Fee and any such additional costs due related to additional Loans shall be collectively referred to hereunder as “Documentation and Funding Fees.” The Documentation and Funding Fees (which for the avoidance of doubt shall include the Tranche A Documentation and Funding Fee) shall not exceed $60,000, assuming good faith diligent negotiations by Borrower.

2.2 Advances and Interest.

(a) Other than with respect to the first Advance, which may be requested on the Closing Date, all other Loans requested by Borrower must be requested by 11:00 A.M. California time, five (5) Business Days prior to the date of such requested Loan. All requests or confirmations of requests for a Loan are to be in writing and may be sent by telecopy or facsimile transmission or by email provided that Lender shall have the right to require that receipt of such request not be effective unless confirmed via telephone with Lender. Borrower may not request more than one (1) Loan per calendar month. As express conditions precedent to Lender making each Loan to Borrower, Borrower shall deliver to Lender the documents, instruments and agreements required pursuant to Sections 2.3, 2.4, and 2.5 (as applicable) of this Agreement (including, without limitation, the Loan Payment Request Form).

(b) The following amounts shall be deducted from each Loan advanced hereunder: (i) as to the Tranche A Loan advanced hereunder, the Commitment Fee and the Tranche A Documentation and Funding Fee and (ii) and as to any Advance under the Tranche B Loan, any additional Documentation and Funding Fees due and payable at the time of such Advance.

(c) Beginning on the date of each Advance, the unpaid principal balance of such Advance and all other Obligations hereunder shall bear interest, subject to the terms hereof, at the Applicable Rate. All payments shall be due on each applicable Payment Date, or if such day is not a Business Day, the next succeeding Business Day. If Borrower fails to make a monthly payment due within five (5) Business Days after the date such payment is due, Lender shall have the right to require Borrower to pay to Lender a late charge equal to five percent (5%) of the past due payment. After the occurrence and during the continuance of an Event of Default hereunder, Lender shall have the right to increase the per annum effective rate of interest on all Loans outstanding hereunder to a rate equal to 500 basis points in excess of the Applicable Rate (the “Default Rate”). All contractual rates of interest chargeable on outstanding Loans, shall continue to accrue and be paid even after default, maturity, acceleration, judgment, bankruptcy, insolvency proceedings of any kind or the happening of any event or occurrence similar or dissimilar. In no contingency or event whatsoever shall the aggregate of all amounts deemed interest hereunder and charged or collected pursuant to the terms of this Agreement exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such court determines Lender has charged or received interest hereunder in excess of the highest applicable rate, Lender shall in its sole discretion, apply and set off such excess interest received by Lender against other Obligations hereunder due or to become due and such rate shall automatically be reduced to the maximum rate permitted by such law.

(d) Interest shall be computed on the basis of a year of a 360-day year, and twelve 30-day months. For any partial month interest periods, interest will be charged for the actual number of days elapsed. In computing interest, (i) all payments received after 12:00 p.m. California time on any day shall be deemed received at the opening of business on the next Business Day, and (ii) the date of the making of the Loans shall be included and the date of payment shall be excluded. Changes to the Applicable Rate based on changes to the Prime Rate, shall be effective as of the day immediately following the date of such change, and to the extent, of such change.

(e) Upon the occurrence and during the continuance of an Event of Default and/or the maturity of any portion of the Obligations, any moneys on deposit with Lender shall, at Lender’s option, be applied against the Obligations in such order and manner as Lender may elect or as may otherwise be required under this Agreement.

2.3 Conditions Precedent to Each Advance. It shall be express conditions precedent to Lender’s obligation to make an Advance of each Loan that (i) the representations and warranties contained in Section 4.1 shall be true, complete, and correct in all material respects as of the date of such Advance (provided, however, that those representations and warranties expressly referring to another date shall be true and correct in all material respects as of such other date), (ii) no Event of Default or Potential Event of Default shall have occurred and be continuing, (iii) Lender determines to its satisfaction that there has not been any material impairment in the general affairs, management, results of operation, or financial condition of Borrower, (iv) receipt by Lender of an executed Loan Payment Request Form in the form of Exhibit E attached hereto, (v) all Governmental Approvals and third party approvals necessary in connection with the Loan and this Agreement shall have been obtained and be in full force and effect, and (vi) Lender’s satisfaction, in Lender’s commercially reasonable discretion, that the results of Lender’s confirmatory due diligence investigation, including, without limitation, review of the financial statements of Borrower dated no more than sixty (60) days prior to the funding of such Advance, demonstrate that Borrower is in compliance in all material respects with the terms of this Agreement and the conditions to such Advance.

2.4 Conditions Precedent to the Tranche A Loan. In addition to the conditions set forth in Section 2.3, it shall be an express condition precedent to Lender’s obligation to make an Advance of the Tranche A Loan that Borrower shall provide or cause to be provided to Lender all of the following items:

(a) UCC-1 financing statements designating Borrower, as debtor, and Lender, as secured party, for filing in the state of Borrower’s incorporation, the state of Borrower’s chief executive office, the place where Borrower transacts business or in any other state reasonably required by Lender with respect to all Collateral which may be perfected under the UCC by the filing of a UCC-1 financing statement, together with any other documents Lender reasonably deems necessary to evidence or perfect Lender’s security interest with respect to all Collateral;

(b) Certificates as to authorizing resolutions of Borrower with specimen signatures, substantially in the form of Exhibit C;

(c) The Operating Documents and good standing certificates from Borrower’s and each Subsidiary’s jurisdiction of organization, where it maintains its chief executive office and principal place of business and each jurisdiction in which Borrower and each Subsidiary is qualified to conduct business;

(d) Landlord waivers and bailee waivers in the form reasonably acceptable to Lender for each location where the Collateral is located, if any, to the extent requested by Lender;

(e) Certificates of insurance evidencing that the Collateral is insured in accordance with the requirements of Section 4.2(q) hereof;

(f) A recent lien search in each of the jurisdictions where the Borrower and each Subsidiary is organized and the assets of Borrower and each Subsidiary are located, and such searches reveal no liens on any of the assets of Borrower or any Subsidiary, except for Permitted Liens;

(g) Payment in full of the applicable Commitment Fee and the Tranche A Documentation and Funding Fees (which for the avoidance of doubt may each be satisfied when deducted from the Tranche A Loan Advance);

(h) The fully executed Warrant;

(i) Fully executed copies of each Account Control Agreement, subject to Section 2.11 of this Agreement;

(j) A duly executed legal opinion of counsel to Borrower dated as of the Closing Date;

(k) A completed Perfection Certificate for Borrower and each of its Subsidiaries;

(l) The fully executed Participation Rights Agreement; and

(m) Fully executed copies of each other Loan Document as applicable.

2.5 Conditions Precedent to the Tranche B Loan. In addition to the conditions set forth in Section 2.3, it shall be an express condition precedent to Lender’s obligation to make any Advance of the Tranche B Loan that:

(a) Such Advance under the Tranche B Loan shall occur on or prior to the Commitment Termination Date;

(b) Lender shall have received payment in full of any other Documentation and Funding Fee due and payable at the time of such Advance;

(c) There shall be no Material Adverse Change since the Closing Date.

2.6 Voluntary Prepayment. Borrower may prepay in whole or in part, the Loans at any time, subject to payment of the premium set forth below (“Prepayment Premium”). The calculated pre-payment amount shall include the outstanding principal due under each Loan at the time of retirement, any partially accrued interest thereon, and a Prepayment Premium based on the following schedule (provided that the Prepayment Premium shall be 0% in connection with a refinancing of the Loans by Lender:

(a) Before or on the first anniversary of the first Advance, the Prepayment Premium shall be equal to one and a half percent (1.5%) of the principal amount prepaid on the date of such prepayment.

(b) On or after the first anniversary of the first Advance and until the third anniversary of the first Advance, the Prepayment Premium shall be equal to one percent (1.0%) of the principal amount prepaid on the date of such prepayment.

(c) On or after the third anniversary of the first Advance but before the Maturity Date, the Prepayment Premium shall be equal to half a percent (0.5%) of the principal amount prepaid on the date of such prepayment.

2.7 Mandatory Prepayment. If a Change of Control occurs or the Loans are accelerated following the occurrence of an Event of Default, Borrower shall immediately pay to Lender an amount equal to the sum of: (i) all outstanding principal of the Loans plus accrued and unpaid interest thereon through such mandatory prepayment date, (ii) the applicable Prepayment Premium as set forth in Section 2.6, plus (iii) all other Obligations that are due and payable, including, without limitation, Lender’s Expenses and any interest payable under Section 2.2(c).

2.8 End of Term Payment. On the Maturity Date or on the date of the earlier prepayment in full of the Loans by Borrower pursuant to Section 2.6 or Section 2.7 or acceleration of the balance of the Loans by Lender pursuant to Section 7.1, Borrower shall pay to Lender the amount equal to two and one-half percent (2.5%) of the original principal amount of the Advances actually advanced by Lender in addition to all sums payable hereunder (the “End of Term Payment”).

2.9 Proceeds of Collateral. Following the occurrence and during the continuance of an Event of Default, upon the written notice of Lender all proceeds from the Collateral shall be immediately delivered to Lender and Lender may apply such proceeds and payments to any of the Obligations in such order as Lender may decide in its sole discretion.

2.10 Withholding. Payments received by the Lender from Borrower hereunder will be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority (including any interest, additions to tax or penalties applicable thereto) (“Taxes”). Specifically, however, if at any time any Governmental Authority, applicable law, regulation or international agreement requires Borrower to make any withholding or deduction from any such payment or other sum payable hereunder to the Lender (other than any Taxes imposed on Lender’s net income), and Lender (or its assignee) has provided a validly completed and duly executed IRS Form W-9 demonstrating a complete exemption from U.S. federal withholding and backup withholding taxes (including, without limitation, any Taxes imposed pursuant to FATCA), Borrower hereby covenants and agrees that the amount due from Borrower with respect to such payment or other sum payable hereunder will be increased to the extent necessary to ensure that, after the making of such required withholding or deduction, Lender receives a net sum equal to the sum which it would have received had no withholding or deduction been required and Borrower shall pay the full amount withheld or deducted to the relevant Governmental Authority. Borrower will, upon request, furnish the Lender with proof reasonably satisfactory to the Lender indicating that Borrower has made such withholding payment; provided, however, that Borrower need not make any withholding payment if the amount or validity of such withholding payment is contested in good faith by appropriate and timely proceedings and as to which payment in full is bonded or reserved against by Borrower. The agreements and obligations of Borrower contained in this Section 2.1 shall survive the termination of this Agreement.

2.11 Conditions Subsequent. Borrower agrees that it will, within thirty (30) days of the Closing Date (or such later date as the Lender may reasonably agree), provide a fully executed copy of an Account Control Agreement with respect to that certain deposit account maintained by Borrower with JPMorgan Chase Bank or its Affiliates.

Article 3

CREATION OF SECURITY INTEREST; COLLATERAL

3.1 Grant of Security Interests. Borrower grants to Lender a valid, continuing security interest in all presently existing and hereafter acquired or arising Collateral in order to secure prompt, full and complete payment of any and all Obligations and in order to secure prompt, full and complete performance by Borrower of each of its covenants and duties under each of the Loan Documents. The “Collateral” shall mean and include all right, title, interest, claims and demands of Borrower in the following:

(a) All goods (and embedded computer programs and supporting information included within the definition of “goods” under the UCC) and equipment now owned or hereafter acquired, including all laboratory equipment, computer equipment, office equipment, machinery, fixtures, vehicles (including motor vehicles and trailers), and other equipment and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, wherever located;

(b) All inventory now owned or hereafter acquired, including all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products including such inventory as is temporarily out of Borrower’s custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above, and Borrower’s books relating to any of the foregoing;

(c) All contract rights and general intangibles (other than Intellectual Property), now owned or hereafter acquired, including goodwill, license agreements, franchise agreements, blueprints, drawings, purchase orders, customer lists, route lists, infringement, claims, computer programs, computer disks, computer tapes, literature, reports, catalogs, design rights, income tax refunds, payment intangibles, commercial tort claims, payments of insurance and rights to payment of any kind;

(d) All now existing and hereafter arising accounts, contract rights, royalties, license rights, license fees and all other forms of obligations owing to Borrower arising out of the sale or lease of goods, the licensing of technology or the rendering of services by Borrower (subject, in each case, to the contractual rights of third parties to require funds received by Borrower to be expended in a particular manner), whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower and Borrower’s books relating to any of the foregoing;

(e) All documents, cash, deposit accounts, letters of credit and letters of credit rights (whether or not the letter of credit is evidenced by a writing) and other supporting obligations, certificates of deposit, instruments, promissory notes, chattel paper (whether tangible or electronic) and investment property, including all securities, whether certificated or uncertificated, security entitlements, securities accounts, commodity contracts and commodity accounts, and all financial assets held in any securities account or otherwise, wherever located, now owned or hereafter acquired and Borrower’s books relating to the foregoing; and

(f) To the extent not covered by clauses (a) through (e), all other personal property of the Borrower (other than Intellectual Property), whether tangible or intangible, and any and all rights and interests in any of the above and the foregoing and, any and all claims, rights and interests in any of the above and all substitutions for, additions and accessions to and proceeds thereof, including insurance, condemnation, requisition or similar payments and proceeds of the sale or licensing of Intellectual Property and all of Borrower’s books and records related to any items of other Collateral.

Notwithstanding the foregoing, or anything to the contrary herein, the Collateral shall not include (i) Borrower’s Intellectual Property, whether now existing or hereafter acquired or created; provided, however, that the Collateral shall include all Accounts and General Intangibles that consist of rights to payment and proceeds from the sale, licensing or disposition of all or any part, or rights in, the Intellectual Property (the “Rights to Payment”); notwithstanding the foregoing, if a judicial authority (including a U.S. Bankruptcy Court) holds that a security interest in the underlying Intellectual Property is necessary to have a security interest in the Rights to Payment, then the Collateral shall automatically, and effective as of the date of this Agreement, include the Intellectual Property only to the extent necessary to permit perfection of Lender’s security interest in the Rights to Payment; (ii) any rights or interests in any property, including any permit, lease, license, contract, instrument or other agreement held by any Borrower with respect to which, the grant to Lender of a security interest therein and Lien thereupon are validly prohibited by the terms thereof, but only, in each case, to the extent, and for so long as, such prohibition is not terminated or rendered unenforceable or otherwise deemed ineffective by the Code (including Sections 9-406(d), 9-407(a), 9-408(a) and 9-409 of the Code) or by any applicable Requirements of Law; and (iii) (1) accounts exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of Borrower’s employees; provided that such amounts, in aggregate, shall not exceed two payroll cycles, (2) accounts (including trust accounts) used exclusively for escrow, customs, insurance or fiduciary purposes, (3) accounts used exclusively for compliance with any Requirements of Law to the extent such Requirements of Law prohibit the granting of a Lien thereon, and (4) accounts which constitute cash collateral in respect of a Permitted Lien to the extent the terms of the documents governing such Permitted Lien prohibit the granting of a Lien thereon; provided, however, that the Collateral shall include any proceeds, products, substitutions or replacements of the foregoing.

3.2 After-Acquired Property. If Borrower shall at any time acquire a commercial tort claim, as defined in the UCC, having a value in excess of Seven Hundred and Fifty Thousand Dollars ($750,000), Borrower shall immediately notify Lender in writing signed by Borrower of the brief details thereof and grant to Lender in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance satisfactory to Lender.

3.3 Location and Possession of Collateral. The Collateral (other than Collateral in transit or temporarily relocated for repair or maintenance, immaterial equipment in the possession of employees, and other Collateral having a value not in excess of Seven Hundred and Fifty Thousand Dollars ($750,000)) is and shall remain in the possession of Borrower at its location as set forth in the Perfection Certificate (the “Permitted Locations”) or such other locations so long as , in the event that the Collateral at any new location is valued in excess of Seven Hundred and Fifty Thousand Dollars ($750,000) in the aggregate, at Lender’s election, Borrower shall use commercially reasonable efforts to direct such bailee or landlord, as applicable, to execute and deliver a bailee waiver or landlord waiver, as applicable, in form and substance reasonably satisfactory to Lender prior to the addition of any new offices or business locations, or any such storage with or delivery to any such bailee, as the case may be. Borrower shall remain in full possession, enjoyment and control of the Collateral (except only as may be otherwise required by Lender for perfection of the security interests therein created hereunder) and so long as no Event of Default has occurred and is continuing, shall be entitled to manage, operate and use the same and each part thereof with the rights and franchises appertaining thereto; provided that the possession, enjoyment, control and use of the Collateral shall at all times be subject to the observance and performance of the terms of this Agreement.

3.4 Delivery of Additional Documentation Required. Borrower shall from time to time execute and deliver to Lender, at the request of Lender, all financing statements and other documents Lender may reasonably request, in form satisfactory to Lender, to perfect and continue Lender perfected security interests in the Collateral and in order to consummate fully all of the transactions contemplated under the Loan Documents.

3.5 Right to Inspect. Lender (through any of its officers, employees, or agents) shall have the right, upon reasonable prior notice, from time to time during Borrower’s usual business hours, to inspect the books and records of Borrower and Subsidiaries and to make copies thereof and to inspect, test, and appraise the Collateral in order to verify Borrower’s financial condition or the amount, condition of, or any other matter relating to, the Collateral; provided that Borrower shall not be obligated to reimburse Lender more than two (2) such inspections, tests or appraisals per fiscal year unless an Event of Default has occurred and is continuing during such period.

3.6 Negative Pledge of Intellectual Property.

(a) Borrower Covenant. Borrower hereby agrees to not sell, transfer, assign, mortgage, pledge, lease or grant a security interest in, or encumber any of Borrower’s Intellectual Property (an “IP Encumbrance”), provided that Borrower may (i) grant non-exclusive licenses of Intellectual Property granted to third parties in the ordinary course of business, and licenses of Intellectual Property that could not result in a legal transfer of title of the licensed property that may be exclusive in respects other than territory and that may be exclusive as to territory only as to discreet geographical areas outside of the United States and (ii) abandon Intellectual Property rights in the ordinary course of business to the extent such rights are unnecessary for use in, and not material to the conduct of, its business. Borrower shall not enter into any covenant with any other Person that prohibits an IP Encumbrance other than customary restrictions on assignment entered into in the ordinary course of business. If Borrower grants a security interest in Borrower’s Intellectual Property to any Person in violation of this Section 3.6(a), in addition to constituting an Event of Default, Borrower shall be deemed to have granted to Lender a security interest in Borrower’s Intellectual Property to the same extent that such Person has been granted a security interest in such Intellectual Property.

(b) Intellectual Property Report. Borrower shall:

(i) if a security interest in Intellectual Property is granted to Lender pursuant to Section 3.6(a), then upon such grant, and concurrently with the delivery of each Compliance Certificate pursuant to Section 4.2(f)(ii)(1), Borrower shall deliver to Lender a report reflecting the copyrights, copyright applications, patents, patent applications, trademarks and trademark applications that were registered or filed by Borrower during such quarter;

(ii) use commercially reasonable efforts to protect, defend and maintain the validity and enforceability of its Intellectual Property that is material to Borrower’s business and promptly advise Lender in writing of material infringements;

(iii) not allow any Intellectual Property material to Borrower’s or its Subsidiaries business to be abandoned, forfeited or dedicated to the public without Lender’s written consent;

(iv) provide written notice to the Lender within ten (10) days of entering into or becoming bound by any Restricted License (other than over-the-counter software that is commercially available to the public); and

(v) take such commercially reasonable steps as Lender requests to obtain the consent of, or waiver by, any person whose consent or waiver is necessary for (i) any Restricted License to be deemed “Collateral” and for Lender to have a security interest in it that might otherwise be restricted or prohibited by law or by the terms of any such Restricted License, whether now existing or entered into in the future, and (ii) Lender to have the ability in the event of a liquidation of any Collateral to dispose of such Collateral in accordance with the Lender rights and remedies under this Agreement and the other Loan Documents.

Article 4

REPRESENTATIONS, WARRANTIES AND COVENANTS

4.1 Representations and Warranties . Borrower hereby warrants, represents and covenants that:

(a) Borrower and each Subsidiary is duly organized, validly existing and in good standing under the laws of its respective jurisdiction of formation or incorporation as set forth in the Perfection Certificate. Borrower and each Subsidiary is duly qualified to do business and is in good standing in every other jurisdiction where the nature of its business requires it to be qualified, except where failure to be so qualified would not result in a Material Adverse Change, and is not subject to any bankruptcy, insolvency or other similar proceedings. Borrower’s and each Subsidiary’s chief executive office and principal place of business is located at the address set forth in the Perfection Certificate or such other location as is permitted under Section 3.3;

(b) Borrower and each Subsidiary has full power, authority and legal right to execute, deliver and perform this Agreement, the Notes (if any), the Shareholder Agreements and each other Loan Document to which it is a party, and the execution, delivery and performance hereof and thereof have been duly authorized by all necessary action on the part of Borrower and such Subsidiary;

(c) This Agreement, the Notes (if any), the Shareholder Agreements and each other Loan Document have been duly executed and delivered by Borrower and each constitutes a legal, valid and binding obligation of Borrower and each Subsidiary party thereto, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or other laws affecting enforcement of creditors’ rights generally and general equitable principles;

(d) The execution, delivery and performance of this Agreement, the Notes (if any), the Shareholder Agreements and each other Loan Document respectively (i) are not in contravention of any Material Agreement or indenture by which Borrower or any Subsidiary is bound, or by which its properties may be affected, (ii) do not require any shareholder approval, or any approval or consent of, or filing or registration with, any Governmental Authority or agency (other than the filing of UCC financing statements and filings with the United States Patent and Trademark Office and United States Copyright Office, in connection with the registration of the security interest granted hereunder), or any approval or consent of any trustees or holders of any of its material indebtedness or material obligations, unless such approval or consent has been obtained and (iii) do not contravene any law, regulation, judgment or decree applicable to it or its Operating Documents;

(e) Borrower is not a “bank holding company” or a direct or indirect subsidiary of a “bank holding company” as defined in the Bank Holding Company Act of 1956, as amend, and Regulation Y thereunder of the Board of Governors of the Federal Reserve System. Borrower is not an “investment company” or a company controlled by an “investment company” under the Investment Company Act of 1940. Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System) and no proceeds of any Loan will be used to purchase or carry margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock;

(f) To Borrower’s Knowledge, Borrower and each Subsidiary is in compliance with all requirements of law and orders, rules or regulations of any regulatory authority, except where failure to be in compliance would not reasonably be expected to result in a Material Adverse Change, and no such requirement applicable to Borrower or any Subsidiary or any item of Collateral could reasonably be expected to cause a Material Adverse Change;

(g) Borrower is the owner and holder of all right, title and interest in and to the Collateral (other than the right, title and interests granted under the Permitted Liens), and Borrower has not assigned or pledged and hereby covenants that it will not assign or pledge, so long as this Agreement shall remain in effect, the whole or any part of the rights in the Collateral hereby and thereby assigned, to anyone other than Lender, its designee, its successors or assigns, other than Permitted Liens;

(h) Borrower has good and marketable title to the Collateral, and the Collateral is free and clear of all liens, claims and encumbrances, other than Permitted Liens;

(i) Borrower has delivered to Lender copies of the most recent annual reviewed financial statements and most recent monthly and quarterly unaudited financial statements required to be delivered pursuant to Section 4.2(f) hereof, or as may hereafter be delivered in connection with the Loans (the “Financial Statements”). Since the date of the last Financial Statement provided to Lender, no event has occurred which would have a Material Adverse Change on Borrower or any Subsidiary. The Financial Statements are true and correct in all material respects and fairly present the financial condition of Borrower and its Subsidiaries;

(j) No default or event of default has occurred and is continuing under or with respect to any Material Agreement of Borrower or any Subsidiary;

(k) No action, suit, litigation, or proceeding of or before any arbitrator or Governmental Authority is pending or, to the Knowledge of Borrower threatened by or against Borrower or against any of its property or assets which could reasonably be expected to result in damages or costs to Borrower or any of its Subsidiaries in excess of Seven Hundred and Fifty Thousand Dollars ($750,000);

(l) To Borrower’s Knowledge, no facilities or properties leased or operated by Borrower contains any “hazardous materials” in amount or concentrations that could constitute a violation of any federal, state or local law, rule, regulation, order or permit (the “Environmental Laws”) that would either individually or in the aggregate, have resulted in, or would reasonably be expected to result in a Material Adverse Change. Except as otherwise disclosed to Lender, Borrower has not received notice of any suspected or actual violations of any Environmental Laws and Borrower’s business has been operated in conformity with all Environmental Laws;

(m) Neither Borrower nor any Subsidiary has done business under any name other than that specified on the Perfection Certificate. Borrower’s and each Subsidiary’s jurisdiction of incorporation, chief executive office, principal place of business, and the place where Borrower maintains its records concerning the Collateral are presently located in the state at the address set forth on the Perfection Certificate. The Collateral is presently located at the address set forth on the Perfection Certificate or as otherwise permitted pursuant to Section 3.3;

(n) To the best of Borrower’s Knowledge, as of the Closing Date and at all times throughout the term of this Agreement, including after giving effect to any transfers of interests permitted pursuant to the Loan Documents, (a) none of the funds or other assets of Borrower, any of their Affiliates constitute (or will constitute) property of, or are (or will be) beneficially owned, directly or indirectly, by any Blocked Person; (b) no Blocked Person has (or will have) any interest of any nature whatsoever in Borrower, in their Affiliates, with the result that the investment in the respective party (whether directly or indirectly), is prohibited by applicable law or the Loans are in violation of applicable law; and (c) none of the funds of Borrower, or of their Affiliates have been (or will be) derived from any unlawful activity with the result that the investment in the respective party (whether directly or indirectly), is prohibited by applicable law or the Loans are in violation of applicable law;

(o) Borrower has no Subsidiaries other than those listed on the Perfection Certificate;

(p) To Borrower’s Knowledge, the Property of Borrower and the Collateral are insured with financially sound and reputable insurance companies in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Borrower operates. The Perfection Certificate sets forth a description of all insurance maintained by or on behalf of the Borrower. Each insurance policy listed on the Perfection Certificate is in full force and effect and all premiums in respect thereof that are due and payable have been paid in all material respects;

(q) To Borrower’s Knowledge, Borrower owns, or is licensed to use, all material Intellectual Property necessary for the conduct of its business as currently conducted or proposed to be conducted. No material claim has been asserted and is pending by any other person or entity challenging the use, validity or effectiveness of any Intellectual Property, nor does the Borrower have Knowledge of any basis for any such claim;

(r) Borrower and each Subsidiary has filed all federal, state and other tax returns that are required to be filed and has paid all taxes shown thereon to be due, together with applicable interest and penalties, and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority other than (i) immaterial taxes, fees, and other charges not in excess of $100,000 and (ii) other taxes, fees or other charges being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as adequate reserves therefor have been set aside on its books and maintained in conformity with GAAP. No tax liens have been filed, and, to the Knowledge of Borrower, no claim is being asserted, with respect to any such tax, fee or other charge. Neither Borrower nor any Subsidiary is a party to any tax sharing agreement;

(s) This Agreement creates in favor of Lender a legal, valid and continuing and enforceable security interest in the Collateral, the enforceability of which is subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditor’s rights generally and subject to general principles of equity. To the Knowledge of Borrower, upon Lender filing UCC-1 financing statements with the central filing location in the state of Borrower’s formation and/or the obtaining of “control” (as defined under the UCC) through an Account Control Agreement or otherwise, Lender will have a perfected first priority lien on and security interest in the Collateral subject to the UCC;

(t) Each of Borrower and each Subsidiary is, and after giving effect to the incurrence of the debt evidenced by this Agreement and all obligations hereunder will be, Solvent;

(u) (i) The Perfection Certificate lists all of Borrower’s and each Subsidiary’s registered Intellectual Property, including patents and pending applications, registered trademarks and pending applications, registered domain names, registered copyrights and pending applications and material Intellectual Property licenses owned by Borrower and each Subsidiary; (ii) all of Borrower’s and each Subsidiary’s Intellectual Property that is material to its business is valid, subsisting, unexpired and enforceable and has not been abandoned; (iii) except as described on the Perfection Certificate, Borrower and each Subsidiary is the exclusive owner of all right, title and interest in and to, or has the right to use, all of such Borrower’s or Subsidiary’s Intellectual Property that is material to its business; (iv) consummation and performance of this Agreement will not result in the invalidity, unenforceability or impairment of any of Borrower’s or any Subsidiary’s Intellectual Property that is material to its business, or in default or termination of any material Intellectual Property license of Borrower or any Subsidiary; (v) except as described on the Perfection Certificate, there are no outstanding holdings, decisions, consents, settlements, decrees, orders, injunctions, rulings or judgments that would limit, cancel or question the validity or enforceability of any of Borrower’s or any Subsidiary’s Intellectual Property that is material to its business or Borrower’s or such Subsidiary’s rights therein or use thereof; (vi) to Borrower’s Knowledge, except as described on the Perfection Certificate, the operation of Borrower’s and each Subsidiary’s business and Borrower’s or such Subsidiary’s use of Intellectual Property that is material to its business, does not infringe or misappropriate the intellectual property rights of any other person or entity; (vii) except as described in the Perfection Certificate, no action or proceeding is pending or, to Borrower’s Knowledge, threatened (1) seeking to limit, cancel or question the validity of any of Borrower’s or any Subsidiary’s Intellectual Property that is material to its business, (2) which, if adversely determined, could be reasonably expected to cause a Material Adverse Change on the value of any such Intellectual Property or (3) alleging that any such Intellectual Property, or Borrower’s or such Subsidiary’s use thereof in the operation of its business, infringes or misappropriates the intellectual property rights of any person or entity and (viii) to Borrower’s Knowledge, there has been no Material Adverse Change on Borrower’s or any Subsidiary’s rights in its material trade secrets as a result of any unauthorized use, disclosure or appropriation by or to any person, including Borrower’s and each Subsidiary’s current and former employees, contractors and agents;

(v) Borrower has disclosed on the Perfection Certificate all Material Agreements and corporate or other restrictions to which it and each Subsidiary is subject, and all other matters to Borrower’s Knowledge that, individually or in the aggregate, could reasonably be expected to cause a Material Adverse Change. No statement or information contained in this Agreement or any document or certificate executed or delivered, or hereafter delivered, in connection with this Agreement or the Loans contains or will contain any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein no misleading; and

(w) The Lender Shares issuable under the Warrant are the same price as set forth in Borrower’s most recent 409A valuation report and the Lender Shares shall have the same anti-dilution rights granted to other holders of preferred stock in Borrower’s last round of investments in preferred stock.

4.2 Affirmative Covenants of Borrower. Borrower shall, and shall cause each of its Subsidiaries to do all of the following:

(a) maintain its corporate existence and its good standing in its jurisdiction of incorporation and maintain qualification in each jurisdiction in which the failure to so qualify could reasonably be expected to cause a Material Adverse Change;

(b) maintain in force all licenses, approvals, agreements and Governmental Approvals, the loss of which could reasonably be expected to cause a Material Adverse Change;

(c) comply with all statutes, laws, ordinances and government rules and regulations to which it is subject, noncompliance with which could reasonably be expected to cause a Material Adverse Change;

(d) if required by applicable law, pay and discharge or cause to be paid and discharged, all sales, use, rental and personal property or similar taxes and fees (excluding any taxes on Lender’s net income) which arise and are due prior to each Advance in connection with the Collateral, other than taxes, fees or other charges being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as adequate reserves therefor have been set aside on its books and maintained in conformity with GAAP;

(e) assist Lender in obtaining and filing UCC-1 financing statements against the Collateral and Account Control Agreements with respect to accounts constituting Collateral to the extent that Lender deems such action necessary or desirable;

(f) deliver the following to Lender:

(i) as soon as available, but no later than thirty (30) days after the last day of each month:

(1) prior to such time as Borrower becomes a publicly reporting company, Borrower’s unaudited financial statements pertaining to the results of operations for the month then ended and certified as true and correct by Borrower’s chief operating officer or chief executive officer, consisting of a consolidated and consolidating, with respect to Borrower and its Subsidiaries (and after consummation of the SPAC Transaction, SPAC Holdings), balance sheet, income statement and cash flow statement, prepared in accordance with generally accepted accounting principles applied on a consistent basis;

(2) prior to such time as Borrower becomes a publicly reporting company, together with the monthly financial reports, reports as to the following, in a form acceptable to Lender: accounts receivable, accounts payable aging, and primary key performance indicators, in each case, in form and substance satisfactory to Lender;

(3) copies of Borrower’s and its Subsidiaries’ bank statements on all deposit accounts with daily average balances in excess of $50,000;

(4) copies of any material Governmental Approvals obtained by Borrower or any of its Subsidiaries;

(5) written notice of the commencement of, and any material development in, the proceedings contemplated by Section 4.2(j) hereof;

(6) written notice of any litigation or governmental proceedings pending or threatened (in writing) against Borrower or any of its Subsidiaries, which could reasonably be expected to result in damages or costs to Borrower or any of its Subsidiaries of Seven Hundred and Fifty Thousand Dollars ($750,000); and

(7) written notice of all returns, recoveries, disputes and claims regarding Inventory that involve more than Seven Hundred and Fifty Thousand Dollars ($750,000) individually or in the aggregate in any calendar year;

(8) prior to such time as Borrower becomes a publicly reporting company, a duly completed Compliance Certificate signed by Responsible Officer, certifying that as of the end of the last applicable fiscal quarter Borrower was in full compliance with all of the terms and conditions of this Agreement;

(ii) within thirty (30) days after the end of each fiscal quarter:

(1) prior to such time as Borrower becomes a publicly reporting company, a copy of Borrower’s capitalization table, as of the last day of the fiscal quarter then ended;

(2) an updated Perfection Certificate to reflect any material amendments, modifications and updates to certain information in the Perfection Certificate after the Closing Date to the extent such amendments, modifications and updates are permitted by one or more specific provisions in this Agreement;

(iii) within one hundred eighty (180) days following the end of each fiscal year, if Borrower’s Board of Directors requires a CPA-audited or reviewed financial statements, then annual, audited or reviewed, consolidated and consolidating, with respect to Borrower and its Subsidiaries (and after consummation of the SPAC Transaction, SPAC Holdings), financial statements prepared under GAAP, consistently applied, together with (a) an unqualified opinion in the financial statements from independent public accountants acceptable to Lender, in the case of CPA-audited financial statements (Borrower’s unqualified opinion on financial statements may contain a qualification as to a going concern typical for venture backed companies similar to Borrower), or (b) a report on the financial statements from independent public accountants acceptable to Lender, in the case of CPA-reviewed annual financial statements. If the Board of Directors does not require CPA-audited or reviewed financial statements, then, within sixty (60) days following the end of Borrower’s fiscal year, Borrower-prepared consolidated and consolidating, with respect to Borrower and its Subsidiaries (and after consummation of the SPAC Transaction, SPAC Holdings), financial statements prepared under GAAP, consistently applied;

(iv) within thirty (30) days after its completion, a copy of Borrower’s most recent 409A valuation report;

(v) within thirty (30) days after Borrower amends any of its Operating Documents;

(vi) prior to such time as Borrower becomes a publicly reporting company, as requested by Lender, have Borrower’s chief financial or chief operating officer, or other officers of Borrower participate in monthly management update calls with Lender to discuss such information about the operations and financial condition of the business of the Borrower as Lender shall reasonably inquire into, at such times reasonably scheduled by Lender; and

(vii) deliver such other financial information as Lender shall reasonably request from time-to-time.

(g) prior to such time as Borrower becomes a publicly reporting company, deliver to Lender an annual financial plan, including operating budgets and financial projections, approved by the Borrower’s board of directors, within thirty (30) days of the close of each fiscal year of Borrower;

(h) deliver to Lender from and after such time as Borrower becomes a publicly reporting company, promptly as they are available and in any event: (i) at the time of filing of Borrower’s Form 10-K with the Securities and Exchange Commission after the end of each fiscal year of Borrower, the financial statements of Borrower filed with such Form 10-K; and (ii) at the time of filing of Borrower’s Form 10-Q with the Securities and Exchange Commission after the end of each of the first three fiscal quarters of Borrower, the consolidated financial statements of Borrower filed with such Form 10-Q; provided that to the extent the foregoing documents are included in materials otherwise filed with the Securities and Exchange Commission, such documents shall be deemed to have been delivered on the date on which Borrower posts such documents, or provides a link thereto, on Borrower’s website;

(i) prior to such time as Borrower becomes a publicly reporting company, deliver to Lender promptly upon becoming available, copies of all general statements, reports and notices sent or made available generally by Borrower to its security holders as a class in their capacity as security holders and not in their individual or any other capacity;

(j) deliver the following to Lender: (i) within forty-five (45) days after the end of each fiscal year, a list of all Intellectual Property owned or licensed to Borrower; (ii) [reserved]; (iii) promptly upon receipt of the same, copies of all notices, requests and other documents received by any other party pursuant any other Material Agreement relating to any breach or default alleged by or against any party thereto or any other event that could materially impair the value of the interests or rights of Lender or could otherwise be reasonably expected to cause a Material Adverse Change; and (iv) such other information respecting the business, condition (financial or otherwise), operations, performance, properties or prospects of Borrower as Lender may from time to time reasonably request;

(k) make due and timely payment or deposit of all federal, state, and local taxes, assessments, or contributions required of it by law or imposed upon any Property belonging to it, and execute and deliver to Lender, on reasonable demand, appropriate certificates attesting to the payment or deposit thereof; make timely payment or deposit of all tax payments and withholding taxes required of it by applicable laws, including those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes, and upon reasonable request, furnish Lender with proof satisfactory to Lender indicating that Borrower and each Subsidiary has made such payments or deposits; provided that Borrower need not make any payment if the amount or validity of such payment is contested in good faith by appropriate proceedings (provided that such proceedings do not involve the sale, forfeiture or loss of any material item of Collateral or Collateral which in the aggregate is material to Borrower or provided that Borrower has adequately bonded such amounts, or reserves sufficient to discharge such amounts have been provided on the books of Borrower); provided further that Borrower shall not change its respective jurisdiction of residence for taxation purposes, without the prior written consent of Lender;

(l) make or cause to be made all material filings in respect of, and pay or cause to be paid when due, all taxes, assessments, fines, fees and other liabilities (including all taxes and other claims in respect of the Collateral) unless being contested in good faith and for which Borrower maintains adequate reserves;

(m) perform all of Borrower’s and each Subsidiary’s material obligations imposed by applicable law, rule or regulation with respect to the Collateral;

(n) as soon as possible, and in any event within two (2) Business Days after Borrower having obtained Knowledge of the occurrence of any Potential Event of Default, provide a written notice setting forth the details of such Potential Event of Default and the action, if any is permitted, which is proposed to be taken by Borrower with respect thereto;

(o) as soon as possible, and in any event, no later than three (3) Business Days after receipt, provide Lender with a copy of any notice of default, notice of termination or similar notice pertaining to a lease of real property where any Collateral is located;

(p) from time to time execute and deliver such further documents and do such further acts and things as Lender may reasonably request in order to fully effect the purposes of this Agreement and to protect Lender’s security interest in the Collateral, and Borrower hereby authorizes Lender to execute and deliver on behalf of Borrower and to file such financing statements (including an indication that the financing statement covers “all assets or all personal property” of Borrower in accordance with Section 9-504 of the UCC), collateral assignments, notices, control agreements, security agreements and other documents without the signature of Borrower either in Lender’s name or in the name of Lender as agent and attorney-in-fact for Borrower;

(q) keep Borrower’s and its Subsidiaries’ business and the Collateral insured for risks and in amounts standard for companies in Borrower’s and its Subsidiaries’ industry and location and as Lender may reasonably request, including, but not limited to, D&O insurance reasonably satisfactory to Lender. Insurance policies shall be in a form, with companies, and in amounts that are reasonably satisfactory to Lender. All property policies shall have a lender’s loss payable endorsement showing Lender as lender loss payee and waive subrogation against Lender, and all liability policies shall show, or have endorsements showing Lender, as additional insured. Lender shall be named as lender loss payee and/or additional insured with respect to any such insurance providing coverage in respect of any Collateral, and each provider of any such insurance shall agree, by endorsement upon the policy or policies issued by it or by independent instruments furnished to Lender, give Lender thirty (30) days’ prior written notice before any such policy or policies shall be materially altered or canceled (other than cancellation for non-payment of premiums, for which ten (10) days’ prior written notice shall be required). At Lender’s request, Borrower shall deliver certified copies of policies and evidence of all premium payments. Proceeds payable under any policy shall, at Lender’s option, be payable to Lender, on account of the Obligations. If Borrower or any of its Subsidiaries fails to obtain insurance as required under this Section 4.2(q) or to pay any amount or furnish any required proof of payment to third persons, Lender may make (but has no obligation to do so), at Borrower’s expense, all or part of such payment or obtain such insurance policies required in this Section 4.2(q), and take any action under the policies Lender deems prudent;

(r) during all times the Obligations (other than contingent indemnification obligations) remain outstanding under this Agreement or any other Loan Documents, (i) preserve, renew and maintain in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal course of business; (ii) perform and observe all the terms and provisions of any Material Agreement to be performed or observed by it, unless the failure to do so could not be reasonably expected to cause a Material Adverse Change; (iii) keep proper books and records and accounts in which full, true and correct entries in all material respects in conformity with GAAP and all requirements of any Governmental Authorities shall be made of all dealings and transactions and assets in relations to its business and activities; and (iv) permit Lender to visit and inspect any of its assets and properties and examine and make abstracts from any of its books and records during regular business hours upon at least five (5) Business Days’ prior written notice up to two (2) times per year (provided that at any time during an Event of Default Lender may make such visits and inspections at any time without prior notice and without limitation on frequency), and Borrower shall make available to Lender during regular business hours its officers, employees and accountants to discuss its business operations, properties and financial and other conditions;

(s) make available to the Lender, without expense to the Lender, Borrower and each of Borrower’s officers, employees and agents and Borrower’s books, to the extent that the Lender may reasonably deem them necessary to prosecute or defend any third party suit or proceeding instituted by or against the Lender with respect to any Collateral or relating to Borrower; and

(t) use the proceeds of the Loans solely as working capital and to fund its general corporate purposes.

4.3 Negative Covenants of Borrower. Borrower shall not, and shall not permit any of its Subsidiaries to, do any of the following without the prior written consent, which may be conditioned or withheld in its sole discretion:

(a) other than with respect to the SPAC Transaction, change its name, jurisdiction of incorporation, chief executive office, or principal place of business without at least thirty (30) days’ prior written notice to Lender (or such lesser period as Lender may agree);

(b) other than with respect to the SPAC Transaction, (i) create, incur, assume, or permit to exist any lien or security interest on any Property or Collateral now or hereafter acquired by Borrower or any Subsidiary or on any income or rights in respect of any thereof, (including sale of any accounts) except liens and security interests created pursuant to this Agreement or Permitted Liens or (ii) or enter into any agreement with any Person other than Lender not to grant a security interest in or otherwise encumber, any of its property, or permit any Subsidiary to do so other than such restrictions arising under the documentation evidencing Permitted Liens;

(c) other than with respect to the SPAC Transaction and other than with respect to any Permitted Acquisition, (i) merge into or consolidate with any other entity, or permit any other entity to merge or consolidate with Borrower or any Subsidiary, except that any Subsidiary may merge into any other Subsidiary and any Subsidiary may merge into Borrower so long as Borrower is the surviving entity thereof, (ii) liquidate or dissolve, (iii) acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock, shares or property of another Person, or (iv) engage in any business other than the business of the type conducted by Borrower on the Closing Date and business reasonably related or ancillary thereto;

(d) dispose of any of its Property, whether now owned or hereafter acquired except pursuant to any Permitted Disposition;

(e) other than with respect to the SPAC Transaction, amend, supplement or otherwise modify (pursuant to waiver or otherwise) its Operating Documents or any Material Agreement, in any respect that would result in a Material Adverse Change;

(f) move any Collateral from the Permitted Locations except in compliance with Section 3.3 above;

(g) (i) pay any dividends or make any distributions, on its Equity Securities; (ii) purchase, redeem, retire, defease or otherwise acquire, redeem, retire, defease or otherwise acquire, for value any of its Equity Securities (other than repurchases pursuant to the terms of employee stock purchase plans, employee restricted stock agreements or similar arrangements in an aggregate amount not to exceed Seven Hundred and Fifty Thousand Dollars ($750,000) in any fiscal year); (iii) return any capital to any holder of its Equity Securities as such; (iv) make, any distribution of Property, Equity Securities, obligations or securities to any holder of its Equity Securities; or (v) set apart any sum for any such purpose; provided, however, that (A) Borrower may convert any of its convertible securities into other securities pursuant to the terms of such convertible securities or otherwise in exchange thereof, (B) Borrower may pay dividends solely in the form of common stock; (C) Borrower may pay cash in lieu of fractional shares upon exercise or conversion of any option, warrant or other convertible security; (D) at any time after the consummation of the SPAC Transaction, Borrower may pay cash dividends or other distributions, or make loans or advances to its equity interest holders to pay general corporate operating and overhead costs and expenses (including administrative, legal, accounting and similar expenses provided by third parties) of Borrower; (E) any Subsidiary in which a Borrower directly or indirectly owns Equity Securities therein may pay dividends or return capital or make distributions and other similar payments with regard to its Equity Securities to Borrower or to other Subsidiaries which directly or indirectly own equity therein, not to exceed Seven Hundred Fifty Thousand Dollars ($750,000) in any fiscal year; and (F) at any time after the consummation of the SPAC Transaction, in addition to the foregoing, Borrower may pay cash dividends or other distributions or make loans or advances to its equity interest holders, provided that such amount shall not exceed Seven Hundred Fifty Thousand Dollars ($750,000) per fiscal year.

(h) other than with respect to the SPAC Transaction, (i) engage in any business other than the businesses currently engaged in by Borrower or reasonably related thereto, (ii) have a Change of Control or (iii) any Key Person shall cease to be actively engaged in the management of Borrower unless written notice thereof is provided to Lender within five (5) days of such departure;

(i) (i) enter into any contractual obligation with any Affiliate or engage in any other transaction with any Affiliate except upon terms at least as favorable to Borrower as an arms-length transaction with Persons who are not Affiliates of Borrower, provided that, Borrower and any of its Subsidiaries may (A) make any payments or distributions otherwise permitted under Section 4.3(g), (B) make any loans or other transactions otherwise permitted under Section 4.3(l), (C) enter into and make payments under employment agreements, employee benefits plans, stock option plans, indemnification provisions, bonuses, severance and other similar compensatory arrangements with officers, employees and directors of Borrower and its Subsidiaries in the ordinary course of business, (D) permit Borrower’s Subsidiaries to enter into transactions between or among such Subsidiaries of Borrower, and (E) enter into the SPAC Transaction; or (ii) other than with respect to the SPAC Transaction, create a Subsidiary without providing at least ten (10) Business Days advance notice thereof to Lender and any such Subsidiary, including for the avoidance of doubt any Subsidiary created in contemplation of the SPAC Transaction, including any SPAC Opco, shall grant a first-priority security interest in its assets to secure the Obligations;

(j) (i) prepay, redeem, purchase, defease or otherwise satisfy in any manner prior to the scheduled repayment thereof any Debt for borrowed money in an aggregate amount in excess of Seven Hundred and Fifty Thousand Dollars ($750,000.00) (other than amounts due or permitted to be prepaid under this Agreement or otherwise agreed in writing by Lender), or (ii) amend, modify or otherwise change the terms of any Debt for borrowed money or lease obligations (other than leases of real property), in an aggregate amount in excess of Seven Hundred and Fifty Thousand Dollars ($750,000) so as to accelerate the scheduled repayment thereof or (iii) repay any notes to officers, directors or shareholders, provided that Borrower may convert any such notes into Borrower’s Equity Securities or repay or otherwise satisfy such notes by the issuance of Borrower’s Equity Securities;

(k) create, incur, assume or permit to exist any Debt except Permitted Debt; provided however, notwithstanding any Debt that is permitted under the definition of Permitted Debt, Borrower shall not create, incur, assume to exist any Debt involving the sale or financing of its accounts receivables or any Debt secured or supported by its accounts receivables without the prior written consent of Lender;

(l) other than with respect to the SPAC Transaction, make, or permit any Subsidiary to make, any Investment except for Permitted Investments;

(m) (i) become an “investment company” or a company controlled by an “investment company” under the Investment Company Act of 1940 or undertake as one of its important activities extending credit to purchase or carry margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System), or use the proceeds of any Loan for that purpose; (ii) become subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money; or (iii) fail to meet the minimum funding requirements of the Employment Retirement Income Security Act of 1974, and its regulations, as amended from time to time (“ERISA”), permit, or permit any Subsidiary to permit, a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur; (iv) fail to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, if the violation could reasonably be expected to have a Material Adverse Change;

(n) (x) directly or indirectly, enter into any documents, instruments, agreements or contracts with any Blocked Person or (y) directly or indirectly, (A) conduct any business or engage in any transaction or dealing with any Blocked Person, including the making or receiving of any contribution of funds, goods or services to or for the benefit of any Blocked Person, (B) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224, any similar executive order or other Anti-Terrorism Law or (C) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in Executive Order No. 13224 or other Anti-Terrorism Law. Lender hereby notifies Borrower that pursuant to the requirements of Anti-Terrorism Laws and Lender’s policies and practices, Lender is required to obtain, verify and record certain information and documentation that identifies Borrower and its principals, which information includes the name and address of Borrower and its principals and such other information that will allow Lender to identify such party in accordance with Anti-Terrorism Laws. Borrower shall immediately notify Lender if Borrower has knowledge that Borrower is listed on the OFAC Lists or (i) is convicted on, (ii) pleads nolo contendere to, (iii) is indicted on or (iv) is arraigned and held over on charges involving money laundering or predicate crimes to money laundering;

(o) (i) maintain any deposit account or securities account except accounts with respect to which Lender is able to take such actions as Lender deems necessary to obtain a perfected security interest in such accounts through one or more Account Control Agreements or other agreements giving Lender “control” as defined under the UCC or (ii) grant or allow any other Person (other than Lender) to perfect a security interest in, or enter into any agreements with any Persons (other than Lender) accomplishing perfection via control as to, any of its deposit accounts or securities accounts; or

(p) assign or convey any rights to income or incur or allow any lien, security interest or other encumbrance on any of its property other than Permitted Liens, or enter into any agreement, document, instrument, or other arrangement (except with or in favor of Lender) with any Person which directly or indirectly prohibits or has the effect of prohibiting Borrower or any Subsidiary from assigning, mortgaging, pledging, or granting a security interest in or upon, or encumbering any of Borrower’s or any Subsidiary’s Intellectual Property other than customary contractual restrictions on assignment arising in the ordinary course of business.

Article 5

[Reserved]

Article 6

BORROWER’S INDEMNITY

6.1 Indemnity By Borrower. Borrower covenants and agrees, at its sole cost and expense and without limiting any other rights which Lender has hereunder, to indemnify, protect and save Lender and its directors, officers, employees, consultants, agents, attorneys, or any other Person affiliated with or representing Lender (each, an “Indemnified Person”) harmless against and from any and all claims, damages, losses, liabilities, obligations, demands, defenses, judgments, costs, disbursements or Lender’s Expenses of any kind or of any nature whatsoever which may be imposed upon, incurred by or asserted or awarded against Lender and related to or arising from the following, unless such claim, loss or damage shall be based upon the gross negligence or willful misconduct of Lender:

(a) the transactions contemplated by the Loan Documents (including reasonable attorneys’ fees and expenses);

(b) any investigative, response, remedial, administrative or judicial matter or proceeding, whether or not such Indemnified Person shall be designated a party thereto and including any such proceeding initiated by or on behalf of Borrower, and the reasonable expenses of investigation by engineers, environmental consultants and similar technical personnel and any commission, fee or compensation claimed by any broker (other than any broker retained by Lender) asserting any right to payment for the transactions contemplated hereby which may be imposed on, incurred by or asserted against such Indemnified Person as a result of or in connection with the transactions contemplated hereby and the use or intended use of the proceeds of the Loan proceeds;

(c) any breach by Borrower of the representations, warranties, covenants, or other obligations or agreements made by Borrower in this Agreement or in any agreement related hereto or thereto;

(d) the violation by Borrower of any state or federal law, rule or regulation;

(e) a material misrepresentation made by Borrower to Lender; and

(f) any governmental fees, charges, taxes or penalties levied or imposed in respect to any Collateral.

6.2 Defense of Claims. Borrower agrees to pay all amounts due under this Article 6 promptly on notice thereof from Lender. To the extent that Borrower may make or provide, to Lender’s satisfaction, for payment of all amounts due under this Article 6, Borrower shall be subrogated to Lender’s rights with respect to such events or conditions. So long as no Event of Default has occurred and is continuing, Borrower may defend any claims with counsel of its own choosing reasonably acceptable to Lender, provided if the claim creates a significant exposure for Lender in its sole judgment, or attempts to establish legal principle adverse to Lender, Lender shall select the defense counsel. Borrower may settle any claims against Lender, provided such settlement includes a complete release of Lender from any claims at no cost to Lender.

6.3 Survival. All of the indemnities and agreements contained in this Article 6 shall survive and continue in full force and effect notwithstanding termination of this Agreement, the full payment of any Loans or Borrower’s performance of all Obligations.

Article 7

DEFAULT

7.1 Lender’s Rights on Default. If an Event of Default occurs, Lender shall be entitled to:

(a) declare the unpaid balance of the Loans and this Agreement immediately due and payable, whether then due or thereafter arising;

(b) modify the terms and conditions upon which Lender may be willing to consider making Loans hereunder or immediately and automatically terminate any further obligations to make Loans under this Agreement;

(c) require Borrower to, and Borrower hereby agrees that it will at its expense and upon request of Lender, assemble the Collateral or any part thereof, as directed by Lender and make it available to Lender at a place and time to be designated by Lender, for cash, on credit or for future delivery, and upon such other terms as the Lender deems commercially reasonable;

(d) ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Collateral. Lender and its agents and any purchasers at or after foreclosure are hereby granted a non-exclusive, irrevocable, perpetual, fully paid, royalty-free license or other right, solely pursuant to the provisions of this Section 7.1, to use, without charge, Borrower’s Intellectual Property, including labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any Property of a similar nature, now or at any time hereafter owned or acquired by Borrower or in which Borrower now or at any time hereafter has any rights; provided that such license shall only be exercisable in connection with the disposition of Collateral upon Lender’s exercise of its remedies hereunder;

(e) without notice except as specified below, sell, resell, assign and deliver or grant a license to use or otherwise dispose of the Collateral or any part thereof, in one or more parcels at public or private sale, at any place designated by Lender;

(f) occupy any premises owned or leased by Borrower where the Collateral or any part thereof is assembled or located for a reasonable period in order to effectuate its rights and remedies hereunder or under law, without obligation to Borrower in respect of such occupation;

(g) commence and prosecute any bankruptcy, insolvency or other similar proceeding or consent to Borrower commencing any bankruptcy, insolvency or other similar proceeding;

(h) place a “hold” on any account maintained with Lender and/or deliver a notice of exclusive control, any entitlement order, or other directions or instructions pursuant to any Account Control Agreement or similar agreements providing control of any Collateral;

(i) exercise any and all rights and remedies of Borrower under or in connection with the Collateral, or otherwise in respect of the Collateral, including without limitation, (A) any and all rights of Borrower to demand or otherwise require payment of any amount under, or performance of any provision of, the accounts receivables and the other Collateral, (B) withdraw, or cause or direct the withdrawal, of all funds with respect to any deposit accounts, (C) exercise all other rights and remedies with respect to the accounts receivables and the other Collateral, including without limitation, those set forth in Section 9-607 of the UCC and (D) exercise any and all voting, consensual and other rights with respect to any Collateral;

(j) exercise all rights and remedies available to Lender under the Loan Documents or at law or equity, including all remedies provided under the UCC (including disposal of the Collateral pursuant to the terms thereof);

(k) all payments received by Borrower in respect of the Collateral shall be received in trust for the benefit of the Lender, shall be segregated from other funds of Borrower and shall be forthwith paid over the Lender in the same form as so received (with any necessary endorsement);

(l) the Lender may, without notice to Borrower except as required by law and at any time or from time to time, charge, set off and otherwise apply all or part of the Obligations against any funds deposited with it or held by it;

(m) upon the written demand of the Lender, Borrower shall execute and deliver to the Lender a license of, or collateral assignment if Intellectual Property becomes Collateral as provided in Section 3.6, any or all of Borrower’s Intellectual Property and such other documents and take such other actions as are necessary or appropriate to carry out the intent and purposes hereof;

(n) if Borrower fails to pay any amounts or furnish any required proof of payment due to third persons or entities, as required under the terms of this Agreement, then Lender may do any or all of the following: (a) make payment of the same or any part thereof; or (b) obtain and maintain insurance policies of the type discussed in Section 4.2(q) of this Agreement, and take any action with respect to such policies as Lender deems prudent. Any amounts paid or deposited by Lender shall constitute Lender’s Expenses, shall be immediately due and payable, shall bear interest at the Default Rate and shall be secured by the Collateral. Any payments made by Lender shall not constitute an agreement by Lender to make similar payments in the future or a waiver by Lender of any Event of Default under this Agreement. Borrower shall pay all reasonable fees and expenses, including Lender’s Expenses, incurred by Lender in the enforcement or attempt to enforce any of the Obligations hereunder not performed when due;

(o) Lender’s rights and remedies under this Agreement, the Loan Documents, and all other agreements shall be cumulative. Lender shall have all other rights and remedies not inconsistent herewith as provided under the UCC, by law, or in equity. No exercise by Lender of one right or remedy shall be deemed an election, and no waiver by Lender of any Event of Default on Borrower’s part shall be deemed a continuing waiver. No delay by Lender shall constitute a waiver, election, or acquiescence by it. The Obligations of Borrower to any Lender may be enforced by such Lender against Borrower in accordance with the terms of this Agreement and the other Loan Documents and, to the fullest extent permitted by applicable law, it shall not be necessary for any other party to be joined as an additional party in any proceeding to enforce such Obligations;

(p) the proceeds and/or avails of the Collateral, or any part thereof, and the proceeds and the avails of any remedy hereunder (as well as any other amounts of any kind held by Lender, at the time of or received by Lender after the occurrence of an Event of Default hereunder) shall be paid to and applied as follows:

First, to the payment of out-of-pocket costs and expenses, including all amounts expended to preserve the value of the Collateral, of foreclosure or suit, if any, and of such sale and the exercise of any other rights or remedies, and of all proper fees, expenses, liability and advances, including reasonable legal expenses and attorneys’ fees, incurred or made hereunder by Lender, including Lender’s Expenses;

Second, to the payment to Lender of the amount then owing or unpaid on the Loans for any accrued and unpaid interest, the amounts which would have otherwise come due under Sections 2.6, 2.7 or 2.8, if the Loans had been voluntarily prepaid, the principal balance of the Loans, and all other Obligations with respect to the Loans (provided, however, if such proceeds shall be insufficient to pay in full the whole amount so due, owing or unpaid upon the Loans, then first, to the unpaid interest thereon ratably, second, to the amounts which would have otherwise come due under Section 2.6, 2.7, or 2.8 ratably, if the Loans had been voluntarily prepaid, third, to the principal balance of the Loans ratably, and fourth, to the ratable payment of other amounts then payable to Lender under any of the Loan Documents); and

Third, to the payment of the surplus, if any, to Borrower, its successors and assigns or to the Person lawfully entitled to receive the same; and

(q) Lender shall have proceeded to enforce any right under this Agreement or any other of the Loan Documents by foreclosure, sale, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely, then and in every such case (unless otherwise ordered by a court of competent jurisdiction), Lender shall be restored to its former position and rights hereunder with respect to the Property subject to the security interest created under this Agreement.

Borrower agrees that, to the extent notice of sale shall be required by law, at least ten (10) days’ notice to Borrower of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. At any sale of the Collateral, if permitted by applicable law, the Lender may be the purchaser, licensee, assignee or recipient of the Collateral or any part thereof and shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold, assigned or licensed at such sale, to use and apply any of the Obligations as a credit on account of the purchase price of the Collateral or any part thereof payable at such sale. To the extent permitted by applicable law, Borrower waives all claims, damages and demands it may acquire against the Lender arising out of the exercise by it of any rights hereunder. Borrower hereby waives and releases to the fullest extent permitted by law any right or equity of redemption with respect to the Collateral, whether before or after sale hereunder, and all rights, if any, of marshalling the Collateral and any other security for the Obligations or otherwise. The Lender shall not be liable for failure to collect or realize upon any or all of the Collateral or for any delay in so doing nor shall it be under any obligation to take any action with regard thereto. The Lender shall not be obligated to make any sale of the Collateral regardless of notice of sale having been given. The Lender may adjourn any public or private sale from time to time by announcement at the time and place fixed therefore, and such sale may, without further notice, be made at the time and place to which it was so adjourned. The Lender shall not be obligated to clean-up or otherwise prepare the Collateral for sale.

7.2 Rights Cumulative; Waivers. All rights, remedies and powers granted to Lender hereunder are irrevocable and cumulative, and not alternative or exclusive, and shall be in addition to all other rights, remedies and powers given hereunder, or in or by any other instrument, or available in law or equity. Lender’s knowledge at any time of any breach of, or non-compliance with, any representations, warranties, covenants or agreements hereunder shall not constitute or be deemed a waiver of any of such rights or remedies hereunder, and any waiver of any default shall not constitute a waiver of any other default. Notwithstanding any foreclosure or sale of any item of Collateral by Lender as permitted under this Agreement, Borrower shall remain liable for any deficiency. All amounts realized by Lender in furtherance of its rights to sell or foreclose upon the Collateral shall first be applied to all costs of the action and all costs of enforcement or interpretation of this Agreement, including any court costs, legal or expert fees and filing fees, then to any outstanding interest or penalties payable under this Agreement, then to repayment of principal of all Loans.

Article 8

MISCELLANEOUS

8.1 Costs and Expenses. Borrower will pay all Lender’s Expenses on demand.

8.2 Power of Attorney. Borrower hereby irrevocably constitutes and appoints Lender as Borrower’s attorney-in-fact with full power of substitution, for Borrower and any of its Subsidiary’s and in Borrower’s or any of its Subsidiary’s name to do, at Lender’s option and at Borrower’s expense upon the occurrence and during the continuance of an Event of Default, to (a) ask, demand, collect (including, but not limited to the execution, in Borrower’s or any Subsidiary’s name, of notification letters), sue for, compound and give acquittance for any and all payments assigned hereunder and to endorse, in writing or by stamp, Borrower’s name or otherwise on all checks for any monies in respect of the Collateral; (b) sign Borrower’s or any of its Subsidiaries’ name on any invoice or bill of lading for any account or drafts against Account Debtors; (c) settle and adjust disputes and claims about any accounts directly with Account Debtors, for amounts and on terms Lender determines reasonable; (d) make, settle, and adjust all claims under Borrower’s insurance policies; (e) pay, contest or settle any lien, charge, encumbrance, security interest, and adverse claim in or to the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same; and (f) transfer the Collateral into the name of Lender or a third party as the UCC or any applicable law permits. Borrower hereby appoints Lender as its lawful attorney-in-fact to sign Borrower’s or any of its Subsidiaries’ name on any documents necessary to perfect or continue the perfection of Lender’s security interest in the Collateral regardless of whether an Event of Default has occurred until all Obligations (other than inchoate indemnity obligations) have been satisfied in full and Lender is under no further obligation to make extend Loans hereunder. Lender’s foregoing appointment as Borrower’s or any of its Subsidiaries’ attorney in fact, and all of Lender’s rights and powers, coupled with an interest, are irrevocable until all Obligations (other than inchoate indemnity obligations) have been fully repaid and performed and Lender’s obligation to provide Loans terminates.

8.3 Survival. All representations, warranties and indemnities contained in this Agreement (and any and each other agreement or instrument delivered pursuant hereto) shall survive (i) the execution and delivery of this Agreement, (ii) the consummation of the transactions contemplated hereby, (iii) the payment of the Loans, (iv) the performance of all Obligations, and (v) termination of this Agreement.

8.4 Assignments. Except as herein provided, this Agreement shall be binding upon and inure to the benefit of Lender and Borrower and their respective representatives, successors and assigns. Lender may assign this Agreement and the Notes (if any) in whole or in part or sell participations therein: (i) without notice to Borrower or Borrower’s consent to any Affiliate of Lender or any third party if an Event of Default has occurred and is continuing; and (ii) with written notice to Borrower after any assignment or sale to a non-Affiliate third party in any other case. Notwithstanding the foregoing, Borrower may not assign, transfer or otherwise convey this Agreement, in whole or in part, without Lenders’ prior written consent.

8.5 No Brokers. Borrower represents to Lender that no brokers or advisors have been or will be retained in connection with the transactions contemplated herein.

8.6 Notice. All notices, consents, requests, instructions, approvals and communications provided herein shall be validly given, made or served, effective only if in writing, except as otherwise provided herein, and sent by overnight courier, certified U.S. mail, postage prepaid, or by electronic mail, and shall be deemed received within five (5) Business Days from the date of posting if sent by mail, one Business Day after delivery thereto if sent by overnight courier service, or on the day of transmission if sent by electronic mail with a confirmation receipt obtained, or if such day is not a Business Day, then on the following Business Day. All such notices, consents, requests, instructions, approvals and communications shall be sent to a party at the address set forth for such party on the first page hereof, or to such other address as such party may designate in writing.

8.7 Governing Law; Consent to Jurisdiction and Service of Process. THIS AGREEMENT SHALL BE SUBJECT TO AND GOVERNED BY THE LAWS OF THE STATE OF CALIFORNIA (WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF THAT WOULD RESULT IN THE APPLICATION OF ANY LAWS OTHER THAN THE LAWS OF SUCH STATE). IN THE EVENT THAT LENDER INITIATES AGAINST BORROWER ANY DISPUTE, CLAIM, OR SUIT WHETHER DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR ANY RELATED ASSIGNMENT OR ANY OF BORROWER’S OBLIGATIONS OR INDEBTEDNESS HEREUNDER, EACH PARTY DOES HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION AND VENUE OF ANY COURTS (FEDERAL, STATE OR LOCAL) HAVING A LOCATION IN THE STATE OF CALIFORNIA. IN THE EVENT THAT BORROWER INITIATES AGAINST LENDER ANY DISPUTE, CLAIM, OR SUIT WHETHER DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR ANY RELATED ASSIGNMENT OR ANY OF BORROWER’S OBLIGATIONS OR INDEBTEDNESS HEREUNDER, EACH PARTY DOES HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION AND VENUE OF ANY COURTS (FEDERAL, STATE OR LOCAL) HAVING A LOCATION IN THE STATE OF CALIFORNIA. EACH PARTY EXPRESSLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO SERVICE BY CERTIFIED MAIL, POSTAGE PREPAID, DIRECTED TO ITS LAST KNOWN ADDRESS WHICH SERVICE SHALL BE DEEMED COMPLETED WITHIN FIVE (5) DAYS AFTER THE DATE OF MAILING THEREOF. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY CLAIM THAT THE STATE OF CALIFORNIA IS AN INCONVENIENT FORUM OR AN IMPROPER FORUM BASED ON LACK OF VENUE AS WELL AS ANY RIGHT IT MAY NOW OR HEREAFTER HAVE TO REMOVE ANY SUCH ACTION OR PROCEEDING, ONCE COMMENCED TO ANOTHER COURT ON THE GROUNDS OF FORUM NON CONVENIENS OR OTHERWISE. THE EXCLUSIVE CHOICE OF FORUM SET FORTH HEREIN SHALL NOT BE DEEMED TO PRECLUDE THE ENFORCEMENT BY EITHER PARTY OF ANY JUDGMENT OBTAINED IN SUCH FORUM OR THE TAKING OF ANY ACTION BY SUCH PARTY TO ENFORCE THE SAME IN ANY OTHER APPROPRIATE JURISDICTION.

8.8 Other Documents. Borrower shall execute such other documents and shall otherwise cooperate with Lender as Lender reasonably requires to effectuate the transactions contemplated hereby.

8.9 Severability. If any part of this Agreement shall be contrary to any law which a party might seek to apply or enforce or should otherwise be defective, the other provisions hereof shall not be affected thereby but shall continue in full force and effect, to which end they are hereby declared severable.

8.10 Entirety; Amendments. This Agreement and the Exhibits referred to herein constitute the entire agreement between Lender and Borrower as to the subject matter contemplated herein, and supersedes all prior agreements and understandings relating thereto. Each of the parties hereto acknowledges that no party hereto nor any agent of any other party whomsoever has made any promise, representation or warranty whatsoever, express or implied, not contained herein, concerning the subject matter hereof, to induce it to execute this Agreement. No other agreements will be effective to change, modify or terminate this Agreement in whole or in part unless such agreement is in writing and duly executed by the party to be charged except as expressly set forth herein.

8.11 Jury Trial. EACH PARTY HEREBY UNCONDITIONALLY WAIVES ITS RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF, DIRECTLY OR INDIRECTLY, THIS AGREEMENT, ANY RELATED DOCUMENTS, ANY DEALINGS BETWEEN THE PARTIES RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT, AND/OR THE RELATIONSHIP THAT IS BEING ESTABLISHED BY THE PARTIES. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT (INCLUDING, WITHOUT LIMITATION, TRANSACTION CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS). THIS WAIVER IS IRREVOCABLE AND MAY NOT BE MODIFIED ORALLY OR IN WRITING, AND SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS AND MODIFICATIONS TO THIS AGREEMENT. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO TRIAL BY THE COURT.

8.12 Publicity. Lender will have the right to (a) make a public announcement and include on its website, social media sites, and other marketing materials information related to this transaction, and (b) include information about this transaction, including but not limited to Borrower’s name, the type of investment, principal amount, interest rate and maturity date, in its periodic reports with the Securities and Exchange Commission (“SEC”), to the extent required by SEC rules and regulations.

8.13 Demand Waiver. Borrower waives, to the fullest extent permitted by law, demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees held by the Lender on which Borrower or any Subsidiary is liable.

8.14 Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one Agreement. Delivery of an executed counterpart of a signature page of this Agreement by facsimile, portable document format (.pdf) or other electronic transmission will be as effective as delivery of a manually executed counterpart hereof.

8.15 Correction of Loan Documents. Lender may correct patent errors and fill in any blanks in the Loan Documents consistent with the agreement of the parties so long as Lender provides Borrower with notice of such correction and Borrower does not object within five (5) Business Days of such notice.

8.16 Right of Set Off. Borrower hereby grants to Lender, a lien, security interest and right of set off as security for all Obligations to Lender hereunder, whether now existing or hereafter arising upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of the Lender or any entity under the control of the Lender (including a Lender affiliate) or in transit to any of them. At any time after the occurrence and during the continuance of an Event of Default, without demand or notice, the Lender may set off the same or any part thereof and apply the same to any liability or obligation of Borrower even though unmatured and regardless of the adequacy of any other collateral securing the Obligations. ANY AND ALL RIGHTS TO REQUIRE LENDER TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF BORROWER ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED BY BORROWER.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Loan and Security Agreement to be duly executed as of the day and year first above written.

LENDER:

TRINITY CAPITAL INC.,

a Maryland corporation

By:	/s/ Sarah Stanton
Name:	Sarah Stanton
Its:	General Counsel and Secretary

BORROWER:

CEPTON TECHNOLOGIES, INC.,

a Delaware corporation

By:	/s/ Jun Pei
Name:	Jun Pei
Its:	President and Chief Executive Officer

[SIGNATURE PAGE TO LOAN AND SECURITY AGREEMENT]

EXHIBIT A

FORM OF PROMISSORY NOTE

$[●]	[●], 202[●]

FOR VALUE RECEIVED, CEPTON TECHNOLOGIES, INC., a Delaware corporation (the “Maker”), having an office at 399 West Trimble Road, San Jose, California 95131, hereby promises to pay to TRINITY CAPITAL INC., a Maryland corporation (the “Payee”), at 1 North 1st Street, Suite 302, Phoenix, Arizona 85004, or at such other place as the holder may, from time to time, designate, the sum of $[●] or such other principal amount as Payee has advanced to Maker, together with interest at a rate set forth in the Loan Agreement.

This Note is issued pursuant to a certain Loan and Security Agreement between Maker and Payee dated as of January 4, 2022 (as the same may be amended, amended and restated, supplemented or otherwise modified from time to time, the “Loan Agreement”) and is subject to all of the terms thereof. All defined terms used herein shall have the meanings ascribed to them in the Loan Agreement.

This Note is secured by the Collateral described in the Loan Agreement. This Note is cross-defaulted with all other Notes issued by Maker pursuant to the Loan Agreement.

The Maker waives demand, presentment, protest and notice of any kind (except for notices expressly required in the Loan Agreement) and consents to the extension of time of payments, the release, surrender or substitution of any and all security or guarantees for the obligations evidenced hereby or other indulgence with respect to this Note, all without notice.

This Note may not be changed, modified or terminated orally, except only by an agreement in writing, signed by the party to be charged. The Maker hereby authorizes the Payee to complete this Note and any particulars relating thereto according to the terms of the indebtedness evidenced hereby.

This Note shall be governed by and construed in accordance with the laws of the State of CALIFORNIA. The Maker hereby irrevocably consents to the jurisdiction of any state or federal court located in the State of CALIFORNIA with respect to any action brought in respect of this Note.

Maker hereby WAIVES THE RIGHT TO A TRIAL BY JURY and all rights of setoff and to interpose permissive counterclaims and cross claims by any such actions. Maker further agrees to pay to holder the costs and expenses of enforcement and collection of this Note, including attorneys’ fees and expenses and court costs.

This Note shall be binding upon the successors, assigns and legal representatives of the Maker and inure to the benefit of the Payee, any holder and their successors, endorsees, assigns and legal representatives.

FOR THE PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE CODE, THIS NOTE WILL BE ISSUED WITH ORIGINAL ISSUE DISCOUNT. YOU MAY CONTACT THE MAKER AT THE ADDRESS PROVIDED IN THE LOAN AGREEMENT, AND THE MAKER WILL PROVIDE YOU WITH THE ISSUE PRICE, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT, THE ISSUE DATE AND THE YIELD TO MATURITY OF THE NOTE

CEPTON TECHNOLOGIES, INC.

By:
Name:	Jun Pei
Its:	President and Chief Executive Officer

A-1

EXHIBIT B

AMORTIZATION SCHEDULE

B-1

EXHIBIT C

SECRETARY’S CERTIFICATE
WITH RESPECT TO RESOLUTIONS

BORROWER:	CEPTON TECHNOLOGIES, INC., as Borrower	Date: January 4, 2022
LENDER:	Trinity Capital Inc., as Lender

I hereby certify (solely in my capacity as an officer of Borrower and not in any individual capacity) as follows, as of the date set forth above:

1. I am the Secretary, Assistant Secretary or other officer of Borrower. My title is as set forth below.

2. Borrower’s exact legal name is set forth above. Borrower is a corporation existing under the laws of the State of Delaware.

3. Attached hereto as Annex I and Annex II, respectively, are true, correct and complete copies of (i) Borrower’s Certificate of Incorporation (including amendments), as filed with the Secretary of State of the state in which Borrower is incorporated as set forth in paragraph 2 above; and (ii) Borrower’s Bylaws. Neither such Certificate of Incorporation nor such Bylaws have been amended, annulled, rescinded, revoked or supplemented, and such Certificate of Incorporation and such Bylaws remain in full force and effect as of the date hereof.

4. The following resolutions were duly and validly adopted by Borrower’s board of directors at a duly held meeting of such directors (or pursuant to a unanimous written consent or other authorized corporate action). Such resolutions are in full force and effect as of the date hereof and have not been in any way modified, repealed, rescinded, amended or revoked, and the Lenders may rely on them until each Lender receives written notice of revocation from Borrower.

[Balance of Page Intentionally Left Blank]

RESOLVED, that any one of the following officers or employees of Borrower, whose names, titles and signatures are below, may act on behalf of Borrower:

Name	Title	Signature	Authorized to Add or Remove Signatories

☐

☐

☐

☐

RESOLVED FURTHER, that any one of the persons designated above with a checked box beside his or her name may, from time to time, add or remove any individuals to and from the above list of persons authorized to act on behalf of Borrower.

RESOLVED FURTHER, that such individuals may, on behalf of Borrower:

Borrow Money. Borrow money from the Lender.

Execute Loan Documents. Execute any Loan Documents any Lender requires.

Grant Security. Grant Lender a security interest in any of Borrower’s assets.

Negotiate Items. Negotiate or discount all drafts, trade acceptances, promissory notes, or other indebtedness in which Borrower has an interest and receive cash or otherwise use the proceeds.

Pay Fees. Pay fees under the Loan Agreement or any other Loan Document.

Issue Warrants. Issue warrants for Borrower’s capital stock.

Further Acts. Designate other individuals to request advances, pay fees and costs and execute other documents or agreements (including documents or agreement that waive Borrower’s right to a jury trial) they believe to be necessary to effectuate such resolutions.

RESOLVED FURTHER, that all acts authorized by the above resolutions and any prior acts relating thereto are ratified.

[Balance of Page Intentionally Left Blank]

5. The persons listed above are Borrower’s officers or employees with their titles and signatures shown next to their names.

By:

Name:

Title:

*** If the Secretary, Assistant Secretary or other certifying officer executing above is designated by the resolutions set forth in paragraph 4 as one of the authorized signing officers, this Certificate must also be signed by a second authorized officer or director of Borrower.

I, the __________________________ of Borrower, hereby certify as to paragraphs 1 through 5 above, as

[print title]
of the date set forth above.

By:

Name:

Title:

[Signature Page to SECRETARY’S CERTIFICATE

WITH RESPECT TO RESOLUTIONS]

ANNEX I

Certificate of Incorporation (including amendments)

[see attached]

ANNEX II

Bylaws

[see attached]

EXHIBIT D

FORM OF COMPLIANCE CERTIFICATE

TO:	Trinity Capital Inc., as Lender

FROM:	CEPTON TECHNOLOGIES, INC., as Borrower

The undersigned authorized officer (“Officer”) of CEPTON TECHNOLOGIES, INC. (“Borrower”), hereby certifies that in accordance with the terms and conditions of the Loan and Security Agreement dated as of January 4, 2022, by and among Borrower and Lender (the “Loan Agreement;” capitalized terms used but not otherwise defined herein shall have the meanings given them in the Loan Agreement),

(a) Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below;

(b) There are no Potential Events of Default or Events of Default, except as noted below;

(c) Except as noted below, all representations and warranties of Borrower stated in the Loan Documents are true and correct in all material respects on this date and for the period described in (a), above; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date.

(d) Borrower and each Subsidiary has filed all federal, state and other tax returns that are required to be filed and has paid all taxes shown thereon to be due, together with applicable interest and penalties, and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority. No tax liens have been filed, and, to the Knowledge of Borrower, no claim is being asserted, with respect to any such tax, fee or other charge.

(e) No liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Lender.

Attached are the required documents, if any, supporting our certification(s). The Officer, on behalf of Borrower, further certifies (solely in such capacity and not in any individual capacity) that the attached financial statements are prepared in accordance with GAAP applied on a consistent basis from one period to the next except as explained in an accompanying letter or footnotes and except, in the case of unaudited financial statements, for the absence of footnotes and subject to year-end audit adjustments as to the interim financial statements.

Please indicate compliance status since the last Compliance Certificate by circling Yes, No, or N/A under “Complies” column.

	Reporting Covenant	Requirement	Actual	Complies

1.	Monthly financial statements (balance sheet, income statement, cash flow statement, A/R and A/P agings, etc.)	Monthly within 30 days		Yes	No	N/A
2.	Annual (CPA Audited) financial statements	Within 180 days after FYE		Yes	No	N/A
3.	Annual financial projections	No later than 30 days after FYE		Yes	No	N/A
4.	8-K, 10-K and 10-Q Filings	At time of filing		Yes	No	N/A
5.	Compliance Certificate	Within 30 days following the end of each fiscal quarter		Yes	No	N/A
6.	IP Report	To the extent required pursuant to Section 3.6(b), concurrently with Compliance Certificate		Yes	No	N/A

Deposit and Securities Accounts

(Please list all accounts; attach separate sheet if additional space needed)

	Institution Name	Account Number	New Account?		Account Control Agreement in place?
1.			Yes	No	Yes	No
2.			Yes	No	Yes	No
3.			Yes	No	Yes	No
4.			Yes	No	Yes	No

Other Matters

1.	Have there been any changes in Key Persons since the last Compliance Certificate?	Yes	No

2.	Have there been any transfers/sales/disposals/retirement of Collateral or IP prohibited by the Loan Agreement?	Yes	No

3.	Have there been any new or pending material claims or causes of action against Borrower required to be disclosed pursuant to Section 4.2(f)?	Yes	No

4.	Have there been any amendments of or other changes to the capitalization table of Borrower and to the Operating Documents of Borrower or any of its Subsidiaries? If yes, provide copies of any such amendments or changes with this Compliance Certificate.	Yes	No

5.	Has Borrower or any Subsidiary entered into or amended any Material Agreement? If yes, please explain and provide a copy of the Material Agreement(s) and/or amendment(s).	Yes	No

6.	Has Borrower provided the Lender with all notices required to be delivered under Sections 3.2, 4.2 and 4.3 of the Loan Agreement?	Yes	No

Exceptions

Please explain any exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions.” Attach separate sheet if additional space needed.)

CEPTON TECHNOLOGIES, INC.

By:
Name: Jun Pei
Its: President and Chief Executive Officer

Date:	__________________________________

LENDER USE ONLY

Received by:________________	Date: ________

Verified by: _________________	Date: ________

Compliance Status: Yes No

EXHIBIT E

Loan Payment Request Form

Email To:	Date: _____________________

LOAN PAYMENT:
CEPTON TECHNOLOGIES, INC.

From Account #________________________________	To Account #______________________________
(Deposit Account #)	(Loan Account #)

Principal $____________________________________	and/or Interest $____________________________

Authorized Signature:________________________	Phone Number: ________________________
Print Name/Title:____________________________

LOAN ADVANCE:

Complete Outgoing Wire Request section below if all or a portion of the funds from this loan advance are for an outgoing wire.

From Account #________________________________	To Account #_______________________________
(Loan Account #)	(Deposit Account #)

Amount of Advance $___________________________ to be paid in accordance with the amortization schedule attached hereto as Exhibit B.

All Borrower’s representations and warranties in the Loan and Security Agreement are true, correct and complete in all material respects on the date of the request for an advance; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date:

Authorized Signature:_______________________	Phone Number:_________________________
Print Name/Title: __________________________

OUTGOING WIRE REQUEST:

Complete only if all or a portion of funds from the loan advance above is to be wired.

Beneficiary Name: _____________________________	Amount of Wire: $_______________________
Beneficiary Bank: ______________________________	Account Number:________________________
City and State:

Beneficiary Bank Transit (ABA) #:_______________	Beneficiary Bank Code (Swift, Sort, Chip, etc.): ______
(For International Wire Only)

Intermediary Bank: __________________________	Transit (ABA) #:_____________________________

For Further Credit to: _________________________________________________________________________________

Special Instruction:___________________________________________________________________________________

By signing below, I (we) acknowledge and agree that my (our) funds transfer request shall be processed in accordance with and subject to the terms and conditions set forth in the agreements(s) covering funds transfer service(s), which agreements(s) were previously received and executed by me (us).

Authorized Signature: _____________________	2nd Signature (if required):_______________________
Print Name/Title: _________________________	Print Name/Title:______________________________
Telephone #:____________________________	Telephone #: _____________________________

E-1